                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         This Agreement and Plan of Merger and Reorganization (this "AGREEMENT"), dated as of December 12, 2000, is by and among iBasis, Inc., a Delaware corporation ("BUYER"); Penguin Acquisition Corp. ("MERGER SUB"), a Delaware corporation that is a wholly owned subsidiary of Buyer; PriceInteractive, Inc., a Delaware corporation, (the "COMPANY"); the Stockholders listed on EXHIBIT A-1 attached hereto (the "PRINCIPAL COMPANY STOCKHOLDERS"); and Daniel J. Price and Summit Ventures IV, L.P. in their capacity as the Stockholder Representatives (as defined in Section 20.3).

         WHEREAS, the parties desire that the Company be merged with and into Merger Sub, subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Board of Directors and stockholders of the Company have authorized and approved (i) the execution and delivery of this Agreement by and on behalf of the Company, and (ii) the transactions contemplated hereby, including the Merger;

         WHEREAS, the Boards of Directors of the Buyer and Merger Sub have authorized and approved (i) the execution and delivery of this Agreement by and on behalf of the Buyer and Merger Sub, and (ii) the transactions contemplated hereby, including the Merger;

         WHEREAS, the Company has entered into a Voting Agreement with those stockholders of the Buyer named therein (the "PRINCIPAL BUYER STOCKHOLDERS"), as of the date hereof (the "BUYER STOCKHOLDER VOTING AGREEMENT"), pursuant to which such Principal Buyer Stockholders have agreed to vote in favor of the transactions contemplated hereby at any stockholder meeting of the Buyer called to consider such transactions or by written consent;

         WHEREAS, Buyer, the Company and the Principal Company Stockholders have entered into a Registration Rights Agreement, dated as of the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which Buyer has agreed to register the shares of the Buyer's Common Stock, $0.001 par value per share ("BUYER COMMON STOCK"), issuable in the Merger for resale by the Company Stockholders pursuant to a registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed under the Securities Act; and

         WHEREAS, in connection with the bridge loan contemplated by Section 5 below, the existing stockholders of the Company and the Buyer have entered into an amendment to the Amended and Restated Stockholders Agreement, dated as of August 24, 2000, by and among the Company and the stockholders of the Company named therein, providing for the Chief Executive Officer of Buyer to be elected as a director of the Company upon the happening of certain events; and an amendment to the Amended and Restated Registration Rights Agreement, dated as of August 24, 2000, by and among the same parties.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

         Certain terms used in this Agreement are defined in Section 19.

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                                       -2-

         1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "CLOSING") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable on or after January 1, 2001 and following satisfaction or waiver of the conditions set forth in Sections 12 through 14 (the date on which the Closing actually occurs shall be referred to as the "CLOSING DATE"). On the Closing Date, Merger Sub and the Company will execute a Certificate of Merger (the "MERGER CERTIFICATE") substantially in the form of the attached EXHIBIT 1(a) and file the Merger Certificate with the Delaware Secretary of State and the Recorder for the County of New Castle, Delaware, in order to cause the merger of the Company with and into Merger Sub (the "MERGER") to be effected in accordance with the laws of the State of Delaware. The Merger will be effective under the Delaware General Corporation Law ("DGCL") upon the filing of the Merger Certificate with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto, as specified in the Merger Certificate and in accordance with the provisions of the applicable law of Delaware) (the "EFFECTIVE TIME"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

         2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

                  2.1. SURVIVING CORPORATION. The Company will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue in existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The Merger shall have further effects as set forth in the DGCL.

                  2.2. CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation.

                  2.3. BY-LAWS. At the Effective Time, the by-laws of the Merger Sub shall be the by-laws of the Surviving Corporation.

                  2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of the respective officers and members of the Board of Directors of Merger Sub as of immediately prior to the Merger, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his or her successor will be duly elected or appointed and will duly qualify.

                  2.5. CONVERSION OF COMPANY COMMON STOCK AND PREFERRED STOCK.

                  (a) REDEEMABLE PREFERRED STOCK. Each share of the Company's 1998 Redeemable Preferred Stock, $0.01 par value per share (the "COMPANY REDEEMABLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 2.7), and other than any shares of Company

Redeemable Preferred Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into the right to receive (i) an amount in cash equal to the RPS Cash Amount Per Share (as defined in Section 19.1) and (ii) such number of shares of Buyer Common Stock or portion thereof equal to one (1) multiplied by the Redeemable Preferred Exchange Ratio (as defined in Section 19.1).

                  (b) COMPANY COMMON STOCK. Each share of the Company's Class A Common Stock and Class B Common Stock, par value $0.01 per share (collectively, the "COMPANY COMMON STOCK"), issued and outstanding immediately before the Effective Time (other than any Dissenting Shares, any Company Restricted Shares (as defined in Section 10.4(b)), and other than any shares held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into the right to receive:

                  (i) such number of shares of Buyer Common Stock or portion thereof as is equal to one (1) multiplied by the Common Stock Exchange Ratio (as defined in Section 19.1);

                  (ii) cash in an amount equal to the Cash Payment Per Share (as defined in Section 19.1); and

                  (iii) the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.6.

                  (c) COMPANY RESTRICTED SHARES. Each of the Company Restricted Shares issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be converted at the Effective Time into a number of shares of Buyer Common Stock or portion thereof equal to one (1) multiplied by the Common Stock Exchange Ratio, and shall continue to be subject to the same restrictions, terms and conditions of the Restricted Stock Award Agreement applicable to such Company Restricted Share.

                  (d)      CONVERTIBLE PREFERRED STOCK.

                  (i) Each share of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "COMPANY CONVERTIBLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, and other than any shares of Company Convertible Preferred Stock held directly by Buyer or the Company or any of their respective Subsidiaries), will be converted at the Effective Time into such number of shares of Buyer Common Stock or portion thereof and such amount of cash as would have been issued pursuant to paragraph (b) above if such share of Company Convertible Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time.

                  (ii) In addition to the number of shares of Buyer Common Stock and amount of cash issuable in respect of the Merger with respect to each share of Company Convertible Preferred Stock as set forth in paragraph
(d)(i) above, the right to accrued dividends provided by the Company's Certificate of Incorporation with respect to each share of the Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted at the Effective Time into the right to receive such number of shares of Buyer Common Stock having a value (based on the Closing Date Price Per Share) equal to such accrued dividend right. The aggregate number of such shares of Buyer Common Stock issued with respect to such accrued dividend rights shall be referred to herein as the "CPS DIVIDEND EQUIVALENT SHARE NUMBER".

                  2.6. CANCELLATION OF TREASURY STOCK, ETC. At the Effective Time, each share of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

                  2.7. DISSENTING SHARES. Each share of Company Common Stock, Company Redeemable Preferred Stock or Company Convertible Preferred Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to DGCL (such shares, collectively, "DISSENTING SHARES") will be converted into the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL and shall not be converted into the right to receive shares of Buyer Common Stock and cash in accordance with Section 2.5.

                  2.8. OPTIONAL INCREASE IN CONSIDERATION. Notwithstanding anything to the contrary in this Agreement, the Buyer shall be entitled, in the exercise of its sole discretion, by notice delivered to the Stockholder Representatives and the Company on or prior to the Effective Time, to increase (but not decrease) the Closing Buyer Common Stock Consideration Number above the number determined by the calculation included in the definition of such amount set forth in Section 19.1. Subject to Buyer's obligations under Section 16, in no event shall the Buyer be required to increase the Closing Buyer Common Stock Consideration Number above the number determined immediately prior to the Effective Time pursuant to the definition thereof whether on account of the amount of the Closing Date Price Per Share pursuant to this Section 2.8 or for any other reason. Any increase in the Closing Buyer Common Stock Consideration Number pursuant to this Section 2.8 will increase (and not decrease) the consideration payable to the shareholders of the Company in the Merger in accordance with the terms hereof.

         3. PROCEDURES; ESCROWED MERGER CONSIDERATION.

                  3.1. CERTIFICATES. Immediately after the Effective Time, stock certificates (each, a "CERTIFICATE," and collectively, the "CERTIFICATES") representing shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock that have been converted into the right to receive shares of Buyer Common Stock in the Merger will be conclusively deemed to represent such shares of Buyer Common Stock until validly exchanged pursuant to Section 3.2.

                  3.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, Buyer or its transfer agent for the Buyer Common Stock will send to each Company Stockholder transmittal materials for use in exchanging its Certificates for certificates for the shares of Buyer Common Stock and Cash Payment Per Share into which such shares of Company Common Stock have been converted. Upon surrender of a Certificate to Buyer or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other documents reasonably required by the Buyer, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of Buyer Common Stock to which such holder is entitled (subject to the escrow arrangements referred to in Section 3.3), and an amount of cash equal to the aggregate Cash Payment Per Share for the shares represented by such Certificate, together with any cash payments required under Section 3.6, and such Certificate will be canceled .

                  3.3. ESCROWED MERGER CONSIDERATION. (a) Notwithstanding any other provision of this Agreement, at the Closing, Buyer, the Principal Company Stockholders named therein, the Stockholders' Representatives, the Escrow Agent named therein (the "ESCROW AGENT"), and the holders of Company Options or Company Restricted Shares named therein (the "ADDITIONAL ESCROW PARTIES") will execute and deliver an Escrow Agreement in the form of the attached EXHIBIT 3.3 (the "ESCROW AGREEMENT") (with such additional revisions, prior to the Closing, as Buyer, the Company and the Stockholder Representatives may mutually agree after consultation with the Escrow Agent). A number of the shares of Buyer Common Stock that would otherwise be issuable in the Merger at the Effective Time to the Principal Company Stockholders and the Additional Escrow Parties equal to the Indemnification Stock Number shall not be distributable to the Principal Company Stockholders or the Additional Escrow Parties but shall instead be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Shares of Buyer Common Stock issued into escrow pursuant to this Section 3.3(a), shall be referred to herein as the "ESCROWED MERGER CONSIDERATION." Twenty percent (20%) of the Escrowed Merger Consideration (the "SCHEDULE 16.2 ESCROWED SHARES") shall be used solely in respect of Schedule 16.2 Costs (as hereinafter defined). The remaining portion of the Escrowed Merger Consideration which is not Schedule
16.2 Escrowed Shares shall hereinafter be referred to as the "OTHER ESCROWED MERGER CONSIDERATION". The Escrowed Merger Consideration shall be subtracted from the shares of Buyer Common Stock otherwise issuable to the Principal Company Stockholders and the Additional Escrow Parties pursuant to the terms of this Agreement in accordance with the respective amounts of merger consideration (without regard to that received by the Summit Parties in respect of Company Redeemable Preferred Stock or pursuant to Section 2.5(d)(ii)) received at the Closing, measured by value with any shares of Buyer Common Stock being valued at the Closing Date Price Per Share. Attached as SCHEDULE 3.3 hereto, for illustrative purposes only, is a model calculation of the allocation of the Escrowed Merger Consideration among the Principal Company Stockholders and Additional Escrow Parties, which model is based on the assumptions set forth therein. The Other Escrowed Merger Consideration and Third Party License Escrowed Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement and distributed in accordance therewith.

                  (b) Notwithstanding the terms of paragraph (a) of this
Section 3.3, the Buyer shall be entitled, in the exercise of its sole discretion, by notice delivered to the Stockholder Representatives, the Company and the Escrow Agent on or prior to the Effective Time, to decrease (but not increase) the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration from that determined pursuant to such paragraph
(a). Such decrease shall be applied first to the Other Escrowed Merger Consideration. In no event shall the

Buyer be required to decrease pursuant to this paragraph (b) the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration below the amount determined pursuant to such paragraph (a), regardless of the amount of the Closing Date Price Per Share.

                  3.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

                  3.5. NO TRANSFERS. Immediately after the Effective Time, no transfers of shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock, they will be canceled and exchanged for the shares of Buyer Common Stock and cash consideration deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

                  3.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of Buyer Common Stock, cash adjustments will be paid (without interest) to the Company Stockholders in respect of any fractional share of Buyer Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by the Closing Date Price Per Share. For purposes of determining whether, and in what amounts, a particular Company Stockholder would be entitled to receive cash adjustments under this section, all of the shares of record held by such holder will be aggregated.

                  3.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Common Stock, Company Convertible Preferred Stock and Company Redeemable Preferred Stock will cease to be, and will have no rights as, stockholders of the Company or the Surviving Corporation, other than (i) in the case of shares of Company Common Stock and Company Convertible Preferred Stock, other than Dissenting Shares, the rights to receive shares of Buyer Common Stock into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and, except in the case of any Company Restricted Shares, the right to receive the Cash Payment Per Share attributable to such shares; (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Section 262 of the DGCL; (iii) in the case of shares of the Company Redeemable Preferred Stock, the right to receive the cash and stock referred to in
Section 2.5(a); and (iv) rights under this Agreement and the Escrow Agreement.

                  3.8. ABANDONED PROPERTY. Neither Buyer nor the Company nor any other person will be liable to any holder or former holder of shares of Company Common Stock, Company Convertible Preferred Stock or Company Redeemable Preferred Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

                  3.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by Buyer or its transfer agent for Buyer Common Stock of an appropriate and customary affidavit of loss or personal indemnification undertaking documentation, Buyer or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of Buyer Common Stock, the Cash Payment Per Share or other cash payment and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

                  3.10. EXAMPLE CALCULATION OF MERGER CONSIDERATION AND ESCROWED MERGER CONSIDERATION. Set forth on SCHEDULE 3.10 hereto, for illustrative purposes only, is a model calculation of (a) the number of shares of Buyer Common Stock and amount of cash issuable in the Merger with respect to the Company Redeemable Preferred Stock, Company Common Stock, Company Restricted Shares and Company Convertible Preferred Stock, as the case may be and (b) the amount of Escrowed Merger Consideration, which model is based on the assumptions included therein.

         4. COMPANY COMMON STOCK OPTIONS. (a) Immediately after the Effective Time, the Company's Stock Incentive Plan (the "COMPANY OPTION PLAN") and the Company Restricted Stock Plan (as defined in Section 10.20 hereof) shall be assumed by the Buyer. Each option to purchase shares of Company Common Stock granted under the Company Option Plan (a "COMPANY OPTION") and outstanding at the Effective Time shall be assumed by Buyer and be converted into (x) an option (each, a "REPLACEMENT OPTION") to receive, on the terms set forth below, a number of shares of Buyer Common Stock equal to the number of shares of Company Common Stock that such option holder had a right to receive pursuant to such Company Option ("FORMER SHARES"), multiplied by the Common Stock Exchange Ratio; and (y) a right to receive, upon exercise of the Replacement Option, cash on the terms set forth below (each, a "REPLACEMENT CASH RIGHT"). Each Replacement Cash Right shall be a right to receive the excess of (a) the product of the (i) number of Former Shares and (ii) the Cash Payment Per Share over (b) the product of (i) the aggregate exercise price with respect to the correlative Company Option and (ii) the Cash Ratio (as defined herein), subject to the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the applicable Company Option Plan and stock option agreement governing such Company Option. The Cash Ratio shall be the ratio of (i) the Cash Payment Per Share to (ii) the sum of (x) the Cash Payment Per Share and (y) the product of (a) Closing Date Price Per Share and (b) the Common Stock Exchange Ratio. For purposes of this Section 4, the "STOCK RATIO" shall be the difference between one (1) and the Cash Ratio. Each Replacement Option and the related Replacement Cash Right must be exercised together and may not be exercised separately, PROVIDED that any Replacement Option may be exercised in part and not in whole to the extent that the terms of the option grant and the Company Option Plan so permit. Each such Replacement Option shall (i) have an exercise price per share of Buyer Common Stock (a "REPLACEMENT EXERCISE PRICE PER SHARE") equal to the quotient obtained by dividing (1) the product of the Stock Ratio and the exercise price per share of Company Common Stock in effect at the Effective Time of the Company Option of which such Replacement Option is a replacement, by (2) the Common Stock Exchange Ratio (and rounding the result up to the nearest whole cent), and
(ii) have the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the applicable Company Option Plan and stock option agreement governing such Company Option, PROVIDED, that in the event that clause (a) minus clause (b) in the calculation of the Replacement Cash Right associated with a Replacement Option would yield a negative amount upon exercise, the Replacement Exercise Price Per Share for the Replacement Option associated with such Replacement Cash Right shall be increased by an amount equal to (x) the amount (expressed as a positive number) by which such negative amount is less than zero DIVIDED BY (y) the number of shares of Buyer Common Stock that the holder has the right to receive pursuant to the Replacement Option. In the event that a holder holds more than one Company Option, each such Company Option shall be converted into a Replacement Cash Right and a Replacement Option for purposes of implementing the assumption and conversion provisions of this Section 4. Set forth on SCHEDULE 4(a) hereto, for illustrative purposes only, is a model calculation of a Replacement Option and Replacement Cash Right, and the related Stock Ratio and Replacement Exercise Price Per Share, which is based on the assumptions included therein.

         (b) Immediately after the Effective Time, the Compensation Committee of the Board of Directors of Buyer shall take such actions as may be reasonably required to provide that (i) the holders of Replacement Options shall be permitted to exercise such Replacement Options and the related Replacement Cash Rights on a "net" basis, whereby the holder of each Replacement Option and the related Replacement Cash Right shall be entitled to reduce the cash amount of the exercise price of such Replacement Option by the amount of any cash issuable upon exercise of such Replacement Cash Right in lieu of receiving such cash consideration; and (ii) the holders of Replacement Options shall be permitted to exercise such Replacement Options on a "cash-less" basis whereby the holder of a Replacement Option shall be entitled to surrender the Replacement Option to a securities broker selected by the Buyer who shall sell on a "same-day" basis some or all of the shares of Buyer Common Stock issuable upon exercise of the Replacement Option and use the proceeds therefrom to satisfy some or all of the exercise price of such Replacement Option, PROVIDED, that the Buyer shall not be required to take any such action with respect to a particular Replacement Option to the extent that it could adversely affect the characterization of such option as an "Incentive Stock Option" for purposes of Code Section 422, if applicable.

         (c) The Buyer agrees to use its reasonable best efforts to file with the SEC, no later than the Closing Date, a registration statement on Form S-8 or other appropriate form under the Securities Act to register the maximum number of shares of Buyer Common Stock issuable upon exercise of the Replacement Options and to use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of such Replacement Options.

         (d) Prior to the Effective Time, the Board of Directors of Buyer and the Company, or an appropriate committee of non-employee directors thereof, shall adopt a resolution providing that the acquisition of Replacement Options and Buyer Common Stock pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any

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                                       -9-

officer or director of the Company who may become a covered person of Buyer for purposes of such Section 16.

         5. BRIDGE FINANCING.

                  5.1. INITIAL BRIDGE LOAN. Immediately after the execution of this Agreement, the Buyer shall make a loan of $10,000,000 in cash (the "INITIAL BRIDGE LOAN") to the Company. The Initial Bridge Loan (and any Second Bridge Loan, each as defined below) shall be represented by a Non-Negotiable Subordinated Convertible Promissory Note in the form of
EXHIBIT 5.1 hereto (the "BRIDGE NOTE"). In accordance with the terms of the Bridge Note, the Company shall, until such time as the Bridge Note may mature or be converted into shares of Company Common Stock, in accordance with the terms thereof, use the proceeds of the Initial Bridge Loan only for the purposes set forth on SCHEDULE 5.1 hereto, which SCHEDULE 5.1 contains the Company's cost projections through March 31, 2001 (the "PERMITTED USES"). The Bridge Note shall mature or convert into shares of Company Common Stock in accordance with the terms thereof.

                  5.2. SECOND BRIDGE LOAN. (a) In the event that (i) the Effective Time has not occurred prior to February 28, 2001 (the "SECOND LOAN DATE"), (ii) the Termination Date (as defined in Section 18(b) hereof) has been extended by the Buyer to a date beyond the Second Loan Date, and (iii) this Agreement has not been terminated pursuant to Section 18, the Buyer shall, at the request of the Company, make an additional loan of $5,000,000 in cash (the "SECOND BRIDGE LOAN" and, collectively with the Initial Bridge Loan, the "BRIDGE LOANS") to the Company on the Second Loan Date. The Second Bridge Loan shall be represented by the Bridge Note. In accordance with the terms of the Bridge Note, the Company shall, until such time as the Bridge Note may mature or be converted into shares of Company Common Stock, use the proceeds of the Second Bridge Loan only for the Permitted Uses.

                  (b) Notwithstanding anything to the contrary in paragraph 5.2(a) above, in no event shall the Buyer be required to make the Second Bridge Loan unless, at the time the Second Bridge Loan is to be made:

                           (i) The Company is not in material default or
material breach of the Bridge Note, this Agreement or the Escrow Agreement, which default or breach, if not a payment default or breach, has not been cured within ten days after notice thereof to the Company;

                           (ii) The Company has applied the proceeds of the
Initial Bridge Loan only to the Permitted Uses; and

                           (iii) The Company shall not have (A) made an
assignment for the benefit of creditors, (B) been adjudicated bankrupt or insolvent, (C) sought the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (D) commenced, approved or consented to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding has not been dismissed within forty-five (45) days following the commencement thereof, (E) been the subject of an order for relief in an involuntary case under federal bankruptcy law; (F) become unable to pay its debts as they mature; or (G) have permitted to remain undischarged for more than thirty
(30) days any final judgment or execution action against the Company that, together with other outstanding claims and execution actions against the Company exceeds $500,000 in the aggregate.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Each of the Principal Company Stockholders and the Company hereby represents and warrants, severally but not jointly, to Buyer and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule of the Company (the "COMPANY DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the Company Disclosure Schedule, each exception set forth in the Company Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Company Disclosure Schedule, PROVIDED, in either case, that the relevant facts are set forth in reasonable detail in the Company Disclosure Schedule.

                  6.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to Buyer complete and correct copies of its Amended Certificate of Incorporation and by-laws, in each case with all amendments thereto.

                  6.2. AUTHORIZATION AND ENFORCEABILITY. (a) The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors and its stockholders, respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

                  (b) On or prior to the date of this Agreement, the Board of Directors of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and the Company Stockholders and (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable.

                  (c) On or prior to the date of this Agreement, the Company Stockholders of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held, or by written consent, and not subsequently rescinded or modified in any way, has duly approved this Agreement and the Merger.

                  6.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act (each as defined in Section 19.1), and filing and recordation of appropriate merger documents as required by the DGCL, (ii) as specified in Section 6.3 or Section 6.20 of the Company Disclosure Schedule and (iii) such consents, approvals, authorizations, registrations, designations, declarations, and filings) the failure of which to obtain or make would not, individually or in the aggregate, result in a Material Adverse Effect on the Company or the Surviving Corporation. Except as set forth in Section 6.3 of the Company Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Amended Certificate of Incorporation or by-laws, (b) any judgment, decree, order, statute, rule or regulation to which the Company is a party or by or to which it or any of its assets is bound, subject to or applicable, or (c) any agreement, instrument or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject, except in the case of clause (c), where such violation would not cause a Material Adverse Effect on the Company or the Surviving Corporation.

                  6.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company are as set forth in Section 6.4 of the Company Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Section 6.4 of the Company Disclosure Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. No person has any valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

                  There are no agreements or other obligations on the part of the Company to purchase or sell, and other than as set forth in Section 6.4 of the Company Disclosure Schedule, there are no convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company any shares of its capital stock or other securities. Section 6.4 of the Company Disclosure Schedule sets forth the name of each person who holds any option, warrant or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option, warrant or right, the per-share exercise price payable therefor, how many of the shares subject to such option, warrant or other right were "vested" (i.e., exercisable) as of the date of this Agreement, how many will vest or become exercisable upon a "change of control" and whether the holder of such option, warrant or other right is an employee of the Company.

                  6.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  6.6. SUBSIDIARIES. Except as set forth in Section 6.6 of the Company Disclosure Schedule, the Company does not have any Subsidiaries (as defined in Section 19.1) or own any legal and/or beneficial interests in any person.

                  6.7. FINANCIAL STATEMENTS. Included in Section 6.7 of the Company Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of December 31, 1997 and 1998, and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal years ended on such dates, accompanied by an audit report of KPMG LLP, (ii) the audited balance sheet of the Company as of December 31, 1999 (the "MOST RECENT AUDITED BALANCE SHEET"), and the related audited statements of operations, shareholders' equity and cash flows of the Company, for the fiscal year ended on such date, accompanied by an audit report of KPMG LLP, and (iii) the unaudited balance sheet of the Company as of October 31, 2000 (the "MOST RECENT UNAUDITED BALANCE SHEET"), and the related unaudited statements of operations and cash flows, respectively, of the Company, for the ten-month period ended on such date. Except as set forth in
Section 6.7 of the Company Disclosure Schedule, each of such financial statements has been prepared in accordance with GAAP applied on a basis consistent with prior periods; each of such balance sheets fairly presents in all material respects the financial condition of the Company as of its respective date; and each of such statements of operations, shareholders' equity and cash flows, respectively, fairly presents in all material respects the results of operations and Shareholders' equity, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (iii) of this section, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments which shall, in the aggregate, not be material.

                  6.8. ABSENCE OF CERTAIN CHANGES. Except as set forth in
Section 6.8 of the Company Disclosure Schedule, since the Most Recent Audited Balance Sheet Date, there has not been: (i) any change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business or have not had or could not reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect on the Company; (ii) any acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Company; (iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock or rights to acquire capital stock; (vi) any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus or incentive compensation payments or arrangements made to or with any of them; (vii) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business; (viii) any entry by the Company into any transaction with any of its Affiliates (as defined in Section 19.1); (ix) any incurrence or imposition of any Lien other than any Permitted Lien (each as defined in Section 19.1) on any of the material assets, tangible or intangible, of the Company; or (x) any discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Most Recent Audited Balance Sheet, (B) current liabilities to persons other than Affiliates of the Company incurred since the date of the Most Recent Audited Balance Sheet in the ordinary course of business, and (C) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Section 6.8 of the Company Disclosure Schedule.

                  6.9. PROPERTIES AND ASSETS. (a) The assets and properties of the Company are, and as of the Closing Date will be, adequate and sufficient to conduct the business of the Company as currently conducted. The Company has good title to all of its assets and properties, including without limitation all those reflected in the Most Recent Unaudited Balance Sheet (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the Most Recent Unaudited Balance Sheet), all free and clear of Liens other than Permitted Liens. All such properties and assets, in the aggregate, are in normal condition and repair, reasonable wear-and-tear and normal maintenance excepted, and, subject to the Company's need to continue to make capital expenditures consistent with those reflected in SECTION 5.1 of the Company Disclosure Schedule, are adequate and sufficient to carry on the business of the Company as presently conducted. Section 6.9(a) of the Company Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company having a net book value in excess of $10,000. To the Company's knowledge (as defined in Section 19.1), there are no material defects, other than Permitted Liens, in any such capital assets as to title or condition. The Company owns all licenses required by law to use all software used by the Company and its employees in the operation of the business of the Company.

         (b) The Company does not own, and has never owned, any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 6.9(b) of the Company Disclosure Schedule sets forth a complete and correct description of all leases of real property to which the Company is a party. Complete and correct copies of all such leases have been delivered to Buyer. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder that would permit the landlord to exercise any remedies. The leasehold interests of the Company are subject to no Lien, except for Permitted Liens, and the Company is in quiet possession of the properties covered by such leases.

                  6.10. INTELLECTUAL PROPERTIES.

                  (a) As used herein: "INTELLECTUAL PROPERTIES" means intellectual property or proprietary rights of any description including without limitation (i) rights in any patent, patent application, copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries, or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data that are necessary or useful to operate the business of the Company as currently conducted and proposed by the Company to be conducted or to market, sell, design, make, have made, service, maintain, install, operate, use or test the Product(s) and develop enhanced or new products, whether or not patented, patentable, copyrightable or reduced to practice, including but not limited to any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing. "PRODUCTS" means all products and services, including all related software, now being provided by the Company, and those products, services and software actively proposed to be provided by the Company.

                  (b) Section 6.10(b) of the Company Disclosure Schedule lists the major service categories of Company, and the patent, trademark, copyright and domain name Intellectual Properties (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of the Company as now being conducted and proposed by the Company to be conducted (the "MAJOR INTELLECTUAL PROPERTIES"). The Company owns, or is licensed or otherwise has the right to use, all Major Intellectual Properties other than off-the-shelf software programs that have not been customized for its use (the "COMPANY INTELLECTUAL PROPERTIES"), free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair the Company's ability to use, exploit, license and distribute such Company Intellectual Properties. Except as otherwise indicated in Section 6.10(b) of the Company Disclosure Schedule, the Company is not required to pay any royalties or further consideration for the use of any Company Intellectual Properties that the Company has licensed from other Persons. The Company possesses previous versions of any software (other than off-the-shelf software that has not been customized for its use), whenever a previous version exists, that are purchased or licensed from third parties and that are used to provide Products such that the Company can recreate the current and next most recent versions of any Company Intellectual Properties.

                  (c) The Company's Products, including all related software, are free from material defects and perform in substantial accordance with all published specifications (if any).

                  (d) Except as set forth in Section 6.10(d) of the Company Disclosure Schedule, the Company has not granted any third party any right to manufacture, reproduce, distribute or market any of the Company's Products or any adaptations, translations, or derivative works based on the Company Products or any portion thereof.

                  (e) Except as set forth in Section 6.10(d) of the Company Disclosure Schedule, the Company has not granted any third party any right to license any of the Company's Products except under valid and binding written software license agreements.

                  (f) Except as set forth in Sections 6.10(d) and 6.10(f) of the Company Disclosure Schedule, no third party has been licensed to use, or has lawful access to any source code developed in respect of the Company's Products.

                  (g) Except as set forth in Section 6.10(g) of the Company Disclosure Schedule, all of which have been resolved prior to the date of this Agreement, no product liability or product warranty claims have been communicated in writing to or threatened in writing against the Company.

                  (h) In any instance where the Company's rights to Company Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 6.10(b) of the Company Disclosure Schedule. No other person has an interest in or right or license to use any of the Company Intellectual Properties owned by the Company, except as set forth in Section 6.10(d) of the Company Disclosure Schedule. To the Company's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Properties owned by the Company by any third party. To the Company's knowledge, none of the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. Except as set forth in section 6.10(i) of the Company Disclosure Schedules, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is pending, or to the Company's knowledge, threatened against the Company, nor, to the Company's knowledge, is there any valid basis for any such litigation or proceeding. None of the Company Intellectual Properties owned by the Company or licensed to the Company on an exclusive basis is subject to any outstanding order, decree, judgment, or stipulation. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Company Intellectual Properties that constitute trade secrets or other confidential information.

                  (i) Except as set forth in Section 6.10(i) of the Company Disclosure Schedule, to the Company's knowledge, the Company has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. Except as set forth in Section 6.10(i) of the Company Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Company with infringement or unlawful use of any Intellectual Properties is pending, or to the Company's knowledge, threatened against the Company, nor, to the Company's knowledge, is there any valid basis for any such litigation or proceeding.

                 (j) Each person presently or previously employed by the Company (including independent contractors, if any) with access authorized by the Company to confidential information relating to the Company Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to Buyer or its representatives and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Company and, to the Company's knowledge, of such person, enforceable in accordance with their respective terms. All Company Intellectual Properties that are owned by the Company were written, developed and created solely and exclusively by employees of the Company (and all rights in and to all Company Intellectual Properties are owned by the Company) without the assistance of any third party or entity OR were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Company Intellectual Properties to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Buyer. All Company Intellectual Properties that are licensed to the Company (other than off-the-shelf software programs that have not been customized for its use) are identified in Schedule 6.10(b), and copies of such license agreements have been made available to Buyer.

                  (k) All use, disclosure or appropriation by the Company (or its employees or agents) of confidential information relating to Intellectual Properties not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by the Company and licensed to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation by the Company (or its employees or agents) of Confidential Information not owned by the Company has been made pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                  (l) Section 6.10(b) of the Company Disclosure Schedule contains an accurate and complete description of all patents and patent applications, trademarks (with separate listings of registered and unregistered trademarks), trade names, major Internet Domain Names and registered or unregistered copyrights in or related to the Company Products or otherwise included in the Company Intellectual Properties and all applications and registrations therefor. To the knowledge of Company, all of Company's patents, patent rights, copyrights, trademark, trade name or Internet domain name registrations related to or in the Company Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

                  (m) To the Company's knowledge, all of the Company's material information technology systems and material non information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on or after (and, if applicable, during spans of time including) January 1, 2000, and will calculate all information dependant on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non information technology embedded systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate and information dependent on or relating to such date.

                  6.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness (as defined in Section 19.1) outstanding except as set forth in
Section 6.11 of the Company Disclosure Schedule or the Most Recent Audited Balance Sheet. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company or the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to Buyer.

                  6.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) to the extent (i) set forth in Section 6.12 of the Company Disclosure Schedule or reflected or reserved against in the Most Recent Audited Balance Sheet, or
(ii) incurred with persons other than any Affiliate of the Company in the ordinary course of business after the date of the Most Recent Audited Balance Sheet, and (b) either to be discharged before the Closing or described in
Section 6.12 of the Company Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) other than liabilities and obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except any such liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Surviving Corporation.

                  6.13. TAXES. Except as set forth in Section 6.13 of the Company Disclosure Schedule:

                  (a) TAX ATTRIBUTES, ETC. Set forth in Section 6.13(a) of the Company Disclosure Schedule are the net operating loss, net capital loss, credit, minimum Tax (as defined in Section 19.1), charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of the Company.

                  (b) ELECTIONS. All material elections with respect to Taxes affecting the Company are described in Section 6.13(b) of the Company Disclosure Schedule.

                  (c) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all material Tax Returns (as defined in Section 19.1) required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects. All Taxes due and payable by the Company on such Tax Returns have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period or any portion thereof ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company (assuming that the parties' intended tax treatment as set forth in Section 9.7 hereof is correct). The Company has delivered to Buyer true, correct and complete copies of all Tax Returns with respect to income taxes filed by or with respect to it with respect to taxable periods ended on or after December 31, 1996, and all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

                  (d) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before December 31, 1996, each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authorities.

                  (e) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

                  (f) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

                  (g) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

                  (h) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date hereof.

                  (i) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the Company's knowledge, threatened, against or with respect to the Company.

                  (j) NO FAILURES TO FILE TAX RETURNS. To the Company's knowledge, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

                  (k) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code), or filed or been included in a combined, consolidated, or unitary Tax Return.

                  (l) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

                  (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (n) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor or other person.

                  (o) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. The Company does not have a permanent establishment in any foreign country with which the United States of America has a relevant tax treaty, as defined in such relevant tax treaty, and does not otherwise operate or conduct business through any branch in any foreign country.

                  (p) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (q) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

                  (r) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (s) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

                  (t) SECTION 341(f) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (u) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

                  (v) OTHER PERSONS. The Company is not presently liable for the Taxes of another person (i) under Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law), (ii) as transferee or successor or (iii) by contract or indemnity or otherwise.

                  (w) RULINGS. There are no outstanding rulings of, or requests for rulings by, any taxing authority addressed to the Company that are, or if issued would be, binding on the Company.

                  (x) DIVISIVE TRANSACTIONS. The Company has never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, pursuant to Section 355 of the Code.

                  (y) DISTRIBUTIONS AND REDEMPTIONS. Other than regular, normal dividends, the Company has not made and will not make any distributions with respect to or in redemption of its stock in contemplation of the Merger or during the period beginning with the commencement of negotiations (whether formal or informal) regarding the Merger and ending at the Effective Time (the "Pre-Merger Period").

                  (z) ACQUISITION OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS. As a result of the Merger, Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amount paid by the Company to stockholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company in contemplation of the Merger or during the Pre-Merger Period will be included as assets of the Company held immediately prior to the Merger.

                  (aa) LIABILITIES INCURRED IN THE ORDINARY COURSE. The liabilities of the Company, if any, assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

                  (bb) TRANSFERS OF ASSETS. Other than regular, normal dividends and dispositions in the ordinary course of business, the Company has made no transfer of any of its assets in contemplation of the Merger or during the Pre-Merger Period.

                  (cc) REORGANIZATION EXPENSES. The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (dd) NO INTERCORPORATE INDEBTEDNESS. Other than loans made by Buyer to the Company pursuant to Section 5 of this Agreement, there is, and at the Effective Time there will be, no intercorporate indebtedness existing between Buyer and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                  (ee) ASSETS EXCEED LIABILITIES. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (ff) INVESTMENT COMPANY. The Company is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code.

                  (gg) BANKRUPTCY PROCEEDINGS. The Company is not and will not be at the Effective Time under the jurisdiction of a court in a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

                  (hh) SHAREHOLDER COMPENSATION. None of the compensation received by any stockholder employees of the Company will be separate consideration for, or allocable to, any of their shares of Company stock, and the compensation paid to any stockholder employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the Merger consideration received by any shareholder-employees of the Company will be separate consideration for, or allocable to, an employment agreement, and no part of the consideration received by any Company shareholder in the Merger will be received by such shareholder as a creditor, employee, independent contractor or in any capacity other than that of a shareholder of the Company.

                  6.14. EMPLOYEE BENEFIT PLANS.

                  (a) IDENTIFICATION OF PLANS. Except as set forth in Section
6.14 of the Company Disclosure Schedule, the Company does not now maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, employment, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, arrangement or agreement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth on Section 6.14(a) of the Company Disclosure Schedule is here referred as an "EMPLOYEE BENEFIT PLAN", except that any such arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 6.14(d)(ii), (vi) and (viii) and 6.14(g) below.

                  (b) DELIVERY OF DOCUMENTS. The Company has heretofore delivered to Buyer true, correct and complete copies of each Employee Benefit Plan, and with respect to each such Plan true, correct and complete copies of
(i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received IRS determination letters, if any, and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Plan.

                  (c) COMPLIANCE WITH TERMS AND LAW. Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and in compliance, in all material respects, with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all applicable statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Employee Benefit Plan is expressly identified as such on Section 6.14(a) of the Company Disclosure Schedule and has been determined to be so qualified by the IRS and, to the knowledge of the Company, nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires or could, to the knowledge of the Company, reasonably be expected to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

                  (d) ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS. Except as set forth on Section 6.14(d) of the Company Disclosure Schedule,

                           (i) there is no pending or, to the knowledge of
the Company, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the knowledge of the Company any fiduciary or service provider thereof and, to the knowledge of the Company, there is no basis for any such legal action or proceeding;

                           (ii) no liability (contingent or otherwise) to the
Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its Affiliates (other than insurance premiums satisfied in due course);

                           (iii) no reportable event, or event or condition
which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an Affiliate of the Company, which is subject to Title IV of ERISA;

                           (iv) neither the Company nor, to the Company's
knowledge, any other party in interest with respect to any Employee Benefit Plan, has engaged in a prohibited transaction known to the Company which could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                           (v) no Employee Benefit Plan provides welfare
benefits subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA;

                           (vi) the Company has not announced its intention
to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan; and

                           (vii) the Company has not undertaken to maintain
any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

                  (e) FUNDING OF CERTAIN PLANS. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of the Company, under the terms of each such Plan or applicable law, as applied through the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeded the current value of all benefits liabilities under that Plan.

                  (f) EFFECT OF TRANSACTIONS. Except as set forth in Section 6.14(f) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination in any other event (regardless of whether that other event has or will occur), result in any payment (whether of severance pay or otherwise) becoming due from or under any Employee Benefit Plan (including any employment agreement) to any current or former director, officer, consultant or employee of the Company or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

                  (g) MULTI-EMPLOYER PLANS. No Employee Benefit Plan is a multi-employer plan.

                  (h) DEFINITIONS. For purposes of this Section 6.14, "multi-employer plan", "party in interest" "current value", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Company.

                  6.15.    SAFETY AND ENVIRONMENTAL MATTERS.

                  (a) ZONING, HEALTH, AND SAFETY. None of the plants, offices, or properties occupied by the Company are in material violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended.

                  (b) COMPLIANCE. The Company is not in violation or, to the knowledge of the Company, alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "ENVIRONMENTAL LAWS").

                  (c) NOTICES. Except as set forth in Section 6.15 of the Company Disclosure Schedule, the Company has not received written notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any hazardous waste as defined by 42 U.S.C. Section.6903(5), any hazardous substance as defined by 42 U.S.C. Section. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section. 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively,

"HAZARDOUS SUBSTANCES") that the Company has generated, transported, handled, used, or disposed of has been found in violation of Environmental Laws at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (d) HAZARDOUS SUBSTANCES; PERMITS. Except as set forth in
Section 6.15 of the Company Disclosure Schedule, (i) no portion of any real property presently owned, leased, or operated by the Company (the "COMPANY PROPERTY") has been used by the Company, or to the Company's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by the Company, (ii) in the course of the activities conducted by the Company and to the Company's knowledge, those of any other operators of any real property presently owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the Company's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently owned, leased, or operated by the Company; (iv) to the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently owned, leased, or operated by the Company that, through soil or groundwater contamination, may have come to be located on, any of the real property presently owned, leased, or operated by the Company; and (v) any Hazardous Substances that have been generated by the Company, or to the Company's knowledge, any other person, on any real property presently owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws. The Company has never owned, leased or occupied any real property or premises other than the Company Property.

                  (e) CLEANUP RESPONSIBILITY. Except as set forth in Section
6.15 of the Company Disclosure Schedule, the Company Property is not, and to the knowledge of the Company will not be, subject to any environmental cleanup responsibility law or regulation or environmental restrictive transfer law or regulation by reason of the Merger or the other transactions contemplated hereby.

                  6.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and unfair labor practices. There is no charge or proceeding pending, or to the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, work slow-down, or work stoppage pending or to the Company's knowledge threatened against or involving the Company. No one has petitioned within the last five years or, to the Company's knowledge, is now petitioning for union representation of any of the employees of the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any labor strike, work slowdown, work stoppage or other material labor difficulty during the last five years.

                  6.17. LITIGATION. Except as set forth in Section 6.17 of the Company Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or to the Company's knowledge investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to the Company's knowledge, threatened, against the Company.

                  6.18. ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES. The accounts receivable and other receivables recorded in the records and books of account of the Company as due to the Company as of the Closing Date, represent all of the receivables that have arisen from bona fide transactions in the ordinary course of business in connection with the Company, consistent with past practice and the extensions of credit reflected by such receivables have been extended, or will be extended, in the manner consistent with past trade and credit practices of the Company. Said receivables, less the amount of any reserve therefore, have been recorded in the records and books of account of the Company in accordance with GAAP (as defined in Section 19.1), consistent with past business practices, and, except as set forth in Section
6.18 of the Company Disclosure Schedule, shall be collectible in the ordinary course of business (net of such reserves). Except as set forth on Section
6.18 of the Company Disclosure Schedule, none of such accounts receivable or other credits is or will at the Closing Date, be subject to any valid counterclaim or set off, except to the extent of any such provision for reserve.

                  6.19. ACCOUNTS PAYABLE. Accounts payable recorded in the records and books of account of the Company, represent all of the payables that have arisen from bona fide transactions in the ordinary course of business in connection with the Company, consistent with past practice and the payment of such payables have been made in the manner consistent with past trade and credit practices of the Company. Except as set forth in
Section 6.19 of the Company Disclosure Schedule, (a) said payables have been recorded in the records and books of account of the Company in accordance with GAAP, consistent with past business practices, and (b) no material account payable is or will at the Closing Date, be payable for a period in excess of 90 days.

                  6.20. CONTRACTS. Section 6.20 of the Company Disclosure Schedule sets forth a complete and accurate list of all material contracts to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the word "contract" includes every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest and the Company has knowledge of such person's interest (whether or not material); (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party (other than customer contracts entered into in the ordinary course of business), to share tax liability of any party, or to refrain from competing with any party; (h) agreements with regard to Indebtedness; (i) any other contract or other agreement, whether or not made in the ordinary course of business, or (j) any other contract or other agreement which represents commitments in excess of $100,000 in the aggregate. All of the contracts listed in Section 6.20 of the Company Disclosure Schedule are in full force and effect, and (A) the Company is not in material default under or material breach of any of them, and (B) to the Company's knowledge, no other party thereto, is in material default under or material breach of any of them, nor to the Company's knowledge, does any event or condition exist that after notice or lapse of time or both could constitute a material default thereunder or material breach thereof on the part of the Company, or to the Company's knowledge, any other party thereto. Except as specifically set forth in Section 6.20 of the Company Disclosure Schedule, no approval or consent of any person is needed in order that the contracts listed in Section 6.20 of the Company Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and except as set forth in Section
6.20 of the Disclosure Schedule, no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, upon consummation of the Merger or the other transactions contemplated hereby. All of the contracts referred to in Section 6.20 are embodied in written agreements, true, correct and complete copies of which, including all amendments, modifications and supplements thereto, have been made available or delivered to Buyer.

                  6.21. POTENTIAL CONFLICTS OF INTEREST. Except as set forth on Section 6.21 of the Company Disclosure Schedule, no officer, director, or stockholder of the Company (a) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that is a material competitor, lessor, lessee, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements. Except as set forth on Section 6.21 of the Company Disclosure Schedule, no officer, director, employee or stockholder of the Company has been party to any transaction with the Company, other than those relating to employment in the ordinary course of business that have not been, individually or in the aggregate, material.

                  6.22. INSURANCE. Section 6.22 of the Company Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by the Company, and describes for each such policy the annual premiums due thereunder, the deductibles, if any, the coverage amounts and the expiration dates thereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent, in the reasonable judgment of the Company, with prudent business practice. In all material respects: all such policies are in full force and effect, are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party, are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Company Disclosure Schedule, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  6.23. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY.
Section 6.23 of the Company Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 6.23 of the Company Disclosure Schedule also sets forth, the names of all persons authorized to borrow money or sign notes on behalf of the Company.

                  6.24. SUPPLIERS AND CUSTOMERS. Section 6.24(a) of the Company Disclosure Schedule lists the fifteen (15) largest suppliers of the Company during the twelve calendar month period immediately preceding the date of this Agreement. Except as set forth in Section 6.24 (a) and (b) of the Company Disclosure Schedule, the relationships of the Company with its suppliers and customers (as a whole) are good commercial working relationships, and no supplier or customer of material importance to the Company or material number of Company customers has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or has during the last such twelve months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies, or materials to the Company or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses and changes in their business needs. Except as set forth in Section 6.24 (a) and (b) of the Company Disclosure Schedule, the Company has no knowledge that any such supplier or any of the customers listed in Section 6.24(b) of the Company Disclosure Schedule intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies, or materials to the Company, or its usage or purchase of the Company's services or products, except for normal cyclical changes related to customers' or suppliers' businesses, and the consummation of the transactions contemplated hereby will not, to the Company's knowledge, adversely affect the relationship of the Company with any such supplier or customers.

                  6.25. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 6.25 of the Company Disclosure Schedule lists the name, positions, date of hire, current annual salary and other compensation (including but not limited to wages, salary, commissions, normal bonus, deferred compensation, and other extra compensation) payable by the Company to each exempt non-hourly employee of the Company, including the date and amount of the last raise received by such employee. Section 6.25 of the Company Disclosure Schedule also lists the amount of any incentive compensation paid to any employee of the Company during 1999 and 2000. Except as set forth on Section 6.25 of the Company Disclosure Schedule, no employee of the Company with base compensation in excess of $60,000 has informed the Company in writing of his or her intention to terminate employment with the Company.

                  6.26. MINUTE BOOKS. Except for meetings of the Board of Directors since November 1, 2000, the minute books of the Company made available to Buyer for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

                  6.27. BROKERS. Except for Broadview, no finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

                  6.28. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, and (ii) its Amended Certificate of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clause
(i), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted, and are not reasonably anticipated to result, in a Material Adverse Effect on the Company or the Surviving Corporation. The Company has not been charged with, or to its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. Section 6.28 of the Company Disclosure Schedule sets forth a complete and correct list of, all material licenses, permits, and other authorizations of governmental authorities as are necessary or desirable for the conduct of its businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, true and complete copies of all of which have previously been delivered to Buyer. Except as set forth in Section 6.28 of the Company Disclosure Schedule, none of such licenses, permits and authorizations will be affected by the consummation of the Merger and the other transactions contemplated hereby.

                  6.29. REGISTRATION RIGHTS. Except as set forth in Section
6.29 of the Company Disclosure Schedule, no person has any right to cause the Company to effect the registration under the Securities Act of any shares of Company Common Stock or any other securities of the Company.

                  6.30. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Company or any Affiliate thereof for inclusion in the Registration Statement (as defined in Section 9.4) to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Company or any Affiliate thereof for inclusion in any documents to be filed by the Buyer or the Company or any Affiliate thereof with any regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

         7. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY
STOCKHOLDERS.

         In addition to the representations and warranties made by the Principal Company Stockholders in Section 6, each of the Principal Company Stockholders hereby further represents and warrants to Buyer, severally and not jointly, with respect to him-, her-, or itself only, as follows:

                  7.1. AUTHORIZATION AND ENFORCEABILITY. Such Principal Company Stockholder has all requisite power and full legal right and authority (including, in the case of a Principal Company Stockholder who is not a natural person, due approval of its Board of Directors, stockholders, managers, and/or other persons exercising similar powers) to enter into this Agreement, to perform all of such Principal Company Stockholder's agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid, and binding obligation of such Principal Company Stockholder, enforceable against such Principal Company Stockholder in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

                  7.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of such Principal Company Stockholder in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby which has not been, or will be at Closing, obtained. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) in the case of any Principal Company Stockholder who is not a natural person, any provision of its Certificate of Incorporation, by-laws, partnership or operating agreement, and/or other constituting documents, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to such

Principal Company Stockholder, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which such Principal Company Stockholder is a party or by or to which it or any of such Principal Company Stockholder's assets is bound or subject, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

                  7.3. TITLE TO SHARES, ETC. Such Principal Company Stockholder owns, as of the date hereof, and will own, as of the Closing, in each case both of record and beneficially, the shares of the Company's capital stock and other securities of the Company, if any, indicated with respect to such Stockholder in Section 6.4 of the Company Disclosure Schedule, all free and clear of Liens. Such Principal Company Stockholder does not own, either legally or beneficially, any other shares of capital stock or other securities of the Company.

                  7.4. INVESTMENT INTENT. Such Principal Company Stockholder has been advised that the Buyer Common Stock being offered and sold pursuant to this Agreement has not been registered under the Securities Act or any relevant state securities laws, but is being offered and sold pursuant to exemptions from such laws and that the Buyer's reliance upon such exemptions is predicated in part on such Principal Company Stockholder's representations to the Buyer as contained herein. Such Principal Company Stockholder represents, warrants, covenants and agrees that (a) he, she or it is an "accredited investor" as such term is defined in Rule 501 of SEC promulgated under the Securities Act with respect to the transaction, (b) the shares of Buyer Common Stock being acquired hereby are being acquired, for his, her or its own account and for investment purposes only and without the intention of reselling or redistributing such shares in a manner inconsistent with the Securities Act, (c) he, she or it has made no agreement with others regarding the sale or redistribution of such securities, and (d) his, her or its financial condition is such that it is not likely that it will be necessary to dispose of such shares, in the foreseeable future. Such Principal Company Stockholder further represents, warrants, covenants and agrees that if, contrary to his, her or its foregoing intentions, he, she or it should later desire to sell, assign, pledge, transfer or otherwise dispose of the shares of Buyer Common Stock acquired pursuant to this Agreement, in any manner, he, she or it shall not do so without first obtaining (i) the opinion of counsel satisfactory to the Buyer that such proposed disposition or transfer lawfully may be made without the registration of such securities pursuant to the Securities Act, and applicable state securities laws or (ii) the registration of the shares of Buyer Common Stock received pursuant hereto under the Securities Act. Such Principal Company Stockholder further agrees that, until registered and sold under the Securities Act, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the SEC, the shares of Buyer Common Stock acquired pursuant to this Agreement, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading as set forth in the Registration Rights Agreement and the Lock Up Agreements (each as defined herein).

         8. REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB.

         Buyer and Merger Sub, jointly and severally, hereby represent and warrant to the Company and the Principal Company Stockholders as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached

Disclosure Schedule of the Buyer and Merger Sub (the "BUYER DISCLOSURE SCHEDULE"). Notwithstanding any other provision of this Agreement or the Buyer Disclosure Schedule, each exception set forth in the Buyer Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Buyer Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Buyer Disclosure Schedule PROVIDED, in either case, that the relevant facts are set forth in reasonable detail in the Buyer Disclosure Schedule.

                  8.1. INCORPORATION; AUTHORITY. Each of Buyer and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Buyer has delivered to the Company complete and correct copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of Buyer and the Certificate of Incorporation and by-laws of the Merger Sub, in each case with all amendments thereto.

                  8.2. AUTHORIZATION AND ENFORCEABILITY. (a) Each of Buyer and Merger Sub has all requisite power and full legal right and authority (including due approval of their respective Boards of Directors and in the case of Merger Sub, its sole stockholder) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby, subject to approval of Buyer's shareholders. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

                  (b) On or prior to the date of this Agreement, the Board of Directors of Buyer, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Buyer and its stockholders and approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable, (ii) recommended that the stockholders of Buyer approve the issuance of Buyer Common Stock pursuant to this Agreement, and (iii) directed that this Agreement, the Merger and the issuance of such shares be submitted for consideration by Buyer's stockholders.

                  8.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of Buyer or Merger Sub in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or "blue sky" laws and state takeover laws, the HSR Act (each as defined in Section 19.1), regulations of the Nasdaq National Market and the filing and recordation of appropriate merger documents as required by the DGCL, (ii) as specified in Section 8.3 of the Buyer Disclosure Schedule and (iii) such consents, approvals, authorizations, registrations, designations, declarations, and filings) the failure of which to obtain or make would not, individually or in the aggregate, result in a Material Adverse Effect on Buyer or Merger Sub. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of Buyer's and Merger Sub's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to Buyer or Merger Sub, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument or other obligation to which Buyer or Merger Sub is a party or by or to which either of them or any of their respective assets is bound, subject to or applicable except, in the case of clause (c), where such violation would not have a Material Adverse Effect on the Buyer.

                  8.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any material liabilities, conducted any material business, or entered into any material contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions. The capitalization of Merger Sub consists of 100 shares of common stock, all of which shares are owned directly by Buyer. At all times prior to the Merger, Buyer has been, and will continue to be, in Control (as defined in the next sentence) of Merger Sub. As used in this Section 8.4, "Control" means control within the meaning of Section 368(c) of the Code.

                  8.5. BUYER'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since November 11, 1999, Buyer has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it under the Securities Act or Exchange Act. Buyer has delivered to the Company true and complete copies of (i) the Buyer's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, (ii) its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2000 (the "SEPTEMBER 2000 10-Q"), and (iii) all other forms, reports, registration statements, and documents filed by Buyer with the SEC since November 11, 1999 (collectively, all of the foregoing documents, "BUYER'S SEC REPORTS"). As of their respective dates, Buyer's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Buyer's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of Buyer included in Buyer's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of Buyer's independent certified public accountants) and present fairly, in all material respects, the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of Buyer and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements included in the September 2000 10-Q, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments.

                  8.6. CAPITALIZATION. The authorized capital stock of Buyer consists of 85,000,000 shares of Buyer Common Stock, with one vote per share on all matters on which shareholders are entitled to vote under the DGCL, and 15,000,000 shares of Preferred Stock, $0.001 par value per share. No shares of such Preferred Stock are issued and outstanding. All of the outstanding shares of Buyer Common Stock were issued in compliance with all applicable laws, including securities laws and all applicable preemptive and similar rights of any person. No person has the right to rescind any purchase of any shares of Buyer's capital stock or other securities.

                  As of December 12, 2000 (i) 34,200,458 shares of Buyer Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) outstanding options granted pursuant to the Buyer's 1997 Stock Incentive Plan (the "BUYER STOCK PLAN") are 3,928,547. Since December 12, 2000, no shares of Buyer Common Stock have been issued except upon the exercise of options granted under the Buyer Stock Plan.

                  Except (i) as set forth in Section 8.6 of the Buyer Disclosure Schedule, (ii) as set forth in Buyer's SEC Reports filed prior to the date hereof, and (iii) for up to 668,499 shares exercisable under stock options issued or to be issued pursuant to the Buyer Stock Plan, there are no agreements or other obligations on the part of Buyer to purchase or sell, no convertible or exchangeable securities, options, warrants or other rights to acquire from Buyer any shares of its capital stock or other securities.

                  8.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent
(a) reflected or reserved against in the balance sheet set forth in September 2000 10-Q, or (b) incurred with persons other than any Affiliate of Buyer in the ordinary course of business after the filing date of the September 2000 10-Q, Buyer does not have any liabilities or obligations of any nature (including obligations or liabilities relating to any violation of law), whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities, as guarantor or otherwise, in respect of obligations of others) other than performance obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP or referred to in the footnotes thereto, except such liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer.

                  8.8. REGISTRATION RIGHTS. Except as set forth in Section 8.8 of the Buyer Disclosure Schedule or as provided by the Registration Rights Agreement, no person has any right to cause Buyer to effect the registration under the Securities Act of any shares of Buyer Common Stock or any other securities of Buyer.

                  8.9. STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by Buyer or Merger Sub or any Affiliate thereof to Company pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Buyer or

Merger Sub or any Affiliate thereof for inclusion in any documents to be filed by Buyer or Merger Sub or any Affiliate thereof with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Buyer of Merger Sub or any Affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

                  8.10. LITIGATION. Except as set forth in Section 8.10 of the Buyer Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or to Buyer's knowledge investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to Buyer's knowledge, threatened, against Buyer or Merger Sub.

                  8.11. BROKERS. Except for Robertson Stephens, no finder, broker, agent, or other intermediary has acted for or on behalf of Buyer in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

                  8.12. ABSENCE OF CERTAIN CHANGES. Since the date of filing of the September 10-Q, except as set forth in Section 8.12 of the Buyer Disclosure Schedules there has not been: (i) any change in the assets, liabilities, sales, income, or business of the Buyer or in its relationships with suppliers, customers, or lessors, other than changes that (A) were both in the ordinary course of business and would not have been required to be disclosed pursuant to the Exchange Act or (B) have not had or could not reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect on Buyer; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of Buyer; (iii) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of Buyer; (iv) any direct or indirect redemption, purchase, or other acquisition by Buyer of any such capital stock or rights to acquire capital stock; or (v) any forgiveness or cancellation of any debt or claim by Buyer or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business.

                  8.13.    EMPLOYEE BENEFIT PLANS.

                  (a) IDENTIFICATION OF PLANS. Except as set forth in Section
8.13 of the Buyer Disclosure Schedule, Buyer does not now maintain or contribute to, and does not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, employment, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, arrangement or agreement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of Buyer. Each of the arrangements set forth on Section 8.13(a) of the Buyer Disclosure Schedule is here referred as a "BUYER BENEFIT PLAN", except that any such arrangement which is a multi-employer plan shall be treated as a Buyer Benefit Plan only for purposes of Sections 8.13(d)(ii), (vi) and (viii) and 8.13(g) below.

                  (b) DELIVERY OF DOCUMENTS. Prior to the Effective Time, Buyer will deliver to the Company true, correct and complete copies of each Buyer Benefit Plan, and with respect to each such Plan true, correct and complete copies of (i) any associated trust, custodial, insurance or service agreements,
(ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (iii) the most recently received IRS determination letters, if any, and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Plan.

                  (c) COMPLIANCE WITH TERMS AND LAW. Each Buyer Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and in compliance, in all material respects, with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all applicable statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Buyer Benefit Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Buyer Benefit Plan is expressly identified as such on Section 8.13(a) of the Buyer Disclosure Schedule and has been determined to be so qualified by the IRS and, to the knowledge of Buyer, nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires or could, to the knowledge of Buyer, reasonably be expected to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

                  (d) ABSENCE OF CERTAIN EVENTS AND ARRANGEMENTS. Except as set forth on Section 8.13(d) of the Buyer Disclosure Schedule,

                           (i) there is no pending or, to the knowledge of
Buyer, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Buyer Benefit Plan or to the knowledge of Buyer any fiduciary or service provider thereof and, to the knowledge of Buyer, there is no basis for any such legal action or proceeding;

                           (ii) no liability (contingent or otherwise) to the
Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by Buyer or any of its Affiliates (other than insurance premiums satisfied in due course);

                           (iii) no reportable event, or event or condition
which presents a material risk of termination by the PBGC, has occurred with respect to any Buyer Benefit Plan, or any retirement plan of an Affiliate of Buyer, which is subject to Title IV of ERISA;

                           (iv) neither Buyer, nor, to Buyer's knowledge, any
other party in interest with respect to any Buyer Benefit Plan, has engaged in a prohibited transaction known to Buyer which could subject Buyer directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                           (v) no Buyer Benefit Plan provides welfare benefits
subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws and Title I,
Part 6 of ERISA;

                           (vi) Buyer has not announced its intention to modify
or terminate any Buyer Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Buyer Benefit Plan; and

                           (vii) Buyer has not undertaken to maintain any Buyer
Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

                  (e) FUNDING OF CERTAIN PLANS. With respect to each Buyer Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of Buyer, under the terms of each such Plan or applicable law, as applied through the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Buyer Benefit Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeded the current value of all benefits liabilities under that Plan.

                  (f) EFFECT OF TRANSACTIONS. Except as set forth in Section 8.13(f) of the Buyer Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated herein will not, by itself or in combination in any other event (regardless of whether that other event has or will occur), result in any payment (whether of severance pay or otherwise) becoming due from or under any Buyer Benefit Plan (including any employment agreement) to any current or former director, officer, consultant or employee of Buyer or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

                  (g) MULTI-EMPLOYER PLANS. No Buyer Benefit Plan is a multi-employer plan.

                  (h) DEFINITIONS. For purposes of this Section 8.13, "multi-employer plan", "party in interest" "current value", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
Section 414 of the Code is treated as a single employer with Buyer.

                  8.14.    INTELLECTUAL PROPERTY

                  (a) As used herein: "INTELLECTUAL PROPERTIES" means intellectual property or proprietary rights of any description including without limitation (i) rights in any patent, patent application, copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries, or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data that are necessary or useful to operate the business of the Buyer as currently conducted and proposed by the Buyer to be conducted or to market, sell, design, make, have made, service, maintain, install, operate, use or test the Product(s) and develop enhanced or new products, whether or not patented, patentable, copyrightable or reduced to practice, including but not limited to any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing. "PRODUCTS" means all products and services, including all related software, now being provided by the Buyer, and those products, services and software actively proposed to be provided by the Buyer.

                  (b) Section 8.14(b) of the Buyer Disclosure Schedule lists the major service categories of Buyer, and the patent, trademark, copyright and domain name Intellectual Properties (other than off-the-shelf software programs that have not been customized for its use) material to and used in or necessary to the business of the Buyer as now being conducted and proposed by the Buyer to be conducted (the "MAJOR INTELLECTUAL PROPERTIES"). The Buyer owns, or is licensed or otherwise has the right to use, all Major Intellectual Properties other than off-the-shelf software programs that have not been customized for its use (the "BUYER INTELLECTUAL PROPERTIES"), free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances as do not materially impair the Buyer's ability to use, exploit, license and distribute such Buyer Intellectual Properties. Except as otherwise indicated in Section 8.14(b) of the Buyer Disclosure Schedule, the Buyer is not required to pay any royalties or further consideration for the use of any Buyer Intellectual Properties that the Buyer has licensed from other Persons. The Buyer possesses previous versions of any software (other than off-the-shelf software that has not been customized for its use), whenever a previous version exists, that are purchased or licensed from third parties and that are used to provide Products such that the Buyer can recreate the current and next most recent versions of any Buyer Intellectual Properties.

                  (c) The Buyer's Products, including all related software, are free from material defects and perform in substantial accordance with all published specifications (if any).

                  (d) Except as set forth in Section 8.14(d) of the Buyer Disclosure Schedule, the Buyer has not granted any third party any right to manufacture, reproduce, distribute or market any of the Buyer's Products or any adaptations, translations, or derivative works based on the Buyer's Products or any portion thereof.

                  (e) Except as set forth in Section 8.14(e) of the Buyer Disclosure Schedule, the Buyer has not granted any third party any right to license any of the Buyer's Products except under valid and binding written software license agreements.

                  (f) Except as set forth in Sections 8.14(d) and 8.14(f) of the Buyer Disclosure Schedule, no third party has been licensed to use, or has lawful access to any source code developed in respect of the Buyer's Products.

                  (g) Except as set forth in Section 8.14(g) of the Buyer Disclosure Schedule, all of which have been resolved prior to the date of this Agreement, no product liability or product warranty claims have been communicated in writing to or threatened in writing against the Buyer.

                  (h) In any instance where the Buyer's rights to Buyer Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 8.14(b) of the Buyer Disclosure Schedule. No other person has an interest in or right or license to use any of the Buyer Intellectual Properties owned by the Buyer, except as set forth in Section 8.14(d) of the Buyer Disclosure Schedule. To the Buyer's knowledge, there is and has been no material unauthorized use, disclosure, infringement or misappropriation of any Buyer Intellectual Properties owned by the Buyer by any third party. To the Buyer's knowledge, none of the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. Except as set forth in section 8.14(i) of the Buyer Disclosure Schedules, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is pending, or to the Buyer's knowledge, threatened against the Buyer, nor, to the Buyer's knowledge, is there any valid basis for any such litigation or proceeding. None of the Buyer Intellectual Properties owned by the Buyer or licensed to the Buyer on an exclusive basis is subject to any outstanding order, decree, judgment, or stipulation. The Buyer maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Buyer Intellectual Properties that constitute trade secrets or other confidential information.

                  (i) Except as set forth in Section 8.14(i) of the Buyer Disclosure Schedule, to the Buyer's knowledge, the Buyer has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any Intellectual Properties of any other person. Except as set forth in Section 8.14(i) of the Buyer Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Buyer with infringement or unlawful use of any Intellectual Properties is pending, or to the Buyer's knowledge, threatened against the Buyer, nor, to the Buyer's knowledge, is there any valid basis for any such litigation or proceeding.

                  (j) Each person presently or previously employed by the Buyer (including independent contractors, if any) with access authorized by the Buyer to confidential information relating to the Buyer Intellectual Properties has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to Buyer or its representatives and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Buyer and, to the Buyer's knowledge, of such person, enforceable in accordance with their respective terms. All Buyer Intellectual Properties that are owned by the Buyer were written, developed and created solely and exclusively by employees of the Buyer (and all rights in and to all Buyer Intellectual Properties are owned by the Buyer) without the assistance of any third party or entity OR were created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Buyer Intellectual Properties to the Buyer by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Buyer. All Buyer Intellectual Properties that are licensed to the Buyer (other than off-the-shelf software programs that have not been customized for its use) are identified in Schedule 8.14(b), and copies of such license agreements have been made available to Buyer.

                  (k) All use, disclosure or appropriation by the Buyer (or its employees or agents) of confidential information relating to Intellectual Properties not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by the Buyer and licensed to a third party has been pursuant to the terms of a written agreement between the Buyer and such third party. All use, disclosure or appropriation by the Buyer (or its employees or agents) of Confidential Information not owned by the Buyer has been made pursuant to the terms of a written agreement between the Buyer and the owner of such Confidential Information, or is otherwise lawful.

                  (l) Section 8.14(b) of the Buyer Disclosure Schedule contains an accurate and complete description of all patents and patent applications, trademarks (with separate listings of registered and unregistered trademarks), trade names, major Internet Domain Names and registered or unregistered copyrights in or related to the Buyer Products or otherwise included in the Buyer Intellectual Properties and all applications and registrations therefor. To the knowledge of Buyer, all of Buyer's patents, patent rights, copyrights, trademark, trade name or Internet domain name registrations related to or in the Buyer Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

                  (m) To the Buyer's knowledge, all of the Buyer's material information technology systems and material non information technology embedded systems (including systems or technology currently under development) will record, store, process, calculate and present calendar dates falling on or after (and, if applicable, during spans of time including) January 1, 2000, and will calculate all information dependant on or relating to such date in the same manner, and with the same functionality, data integrity and performance, as the information technology systems and non information technology embedded systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate and information dependent on or relating to such date.

                  8.15 TAX-FREE REORGANIZATION. It is the present intention of Buyer to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas.
Reg. Sections 1.368-1(d).

         9.       MUTUAL COVENANTS; ADDITIONAL AGREEMENTS.

                  9.1. SATISFACTION OF CONDITIONS. Each of the parties will use its reasonable best efforts to cause the satisfaction on or before January 30, 2001, of the conditions contained in Sections 12 through 14 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

                  9.2. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its reasonable best efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby. In the event the Secretary of State of the State of Delaware raises any technical objection to the terms of this Agreement as part of the Certificate of Merger, the parties hereto agree to restate and amend this Agreement to eliminate such objection so long as such amendment does not adversely affect any party hereto.

                  9.3. HSR ACT. Each of the parties will:

                  (a) as promptly as is practicable, but in any event within ten
(10) business days following the execution of this Agreement, make its required filings under the HSR Act;

                  (b) as promptly as is practicable after receiving any governmental request under the HSR Act for additional information, documents, or other materials, use its best reasonable efforts to comply with such request;

                  (c) cooperate with the other in connection with resolving any governmental inquiry or investigation relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

                  (d) promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation; and

                  (e) to the extent reasonably practicable, give the other reasonable advance notice of, and the opportunity to participate in (directly or through its representatives), any meeting or conference with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation.

                  9.4. BUYER STOCKHOLDER MEETING; PROXY STATEMENT. Buyer shall call a meeting of its stockholders, to be held as soon as reasonably practicable after the date of this

Agreement, for the purpose of voting upon adoption of this Agreement and the Merger and such other related matters as it deems appropriate, including the election, subject to the consummation of the transactions contemplated hereby, of Daniel J. Price as a Class I Director of Buyer. In connection with such meeting, (i) Buyer shall prepare mail to its stockholders, a proxy statement and (ii) Company shall furnish to Buyer all information concerning Company and its stockholders that Buyer may reasonably request in connection with the preparation of such proxy statement.

                  9.5. SECURITIES LAWS FILINGS. Buyer and Company shall make all necessary filings with respect to the Merger under the Securities Laws.

                  9.6. FUNDING OF MERGER SUB OBLIGATIONS. Buyer shall provide Merger Sub with the funding necessary to satisfy its obligations under this Agreement.

                  9.7. REORGANIZATION TREATMENT. Each of Buyer, Merger Sub, the Company and the Company Stockholders shall (i) make all reasonable efforts to cause the Merger to be treated as a reorganization described in
Section 368(a) of the Code and not take any action materially adverse to such treatment, (ii) not file any return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, (iii) comply with the record-keeping and information reporting requirements set forth in Treas. Reg. Section 1.368-3 and (iv) not, to the extent not inconsistent with any applicable law, rule, or regulation, file any return or take any position inconsistent with the Company's prior position that the Company Options designated on the Company's books and records as "INCENTIVE STOCK OPTIONS" qualify as such under Code Section 422.

                  9.8. TREATMENT OF BRIDGE LOANS. Each of Buyer, Merger Sub and the Company (i) acknowledges and agrees that the Bridge Loans are indebtedness of the Company to Buyer, (ii) will treat the Bridge Loans as indebtedness of the Company for all purposes, and (iii) will reflect the Bridge Loans on their respective books, records, and tax returns in a manner consistent with such treatment.

         10. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. The Company covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by Buyer in writing:

                  10.1. FULL ACCESS. The Company will afford to Buyer and its authorized representatives, upon reasonable notice, full access during normal business hours to all properties, books, records, contracts, and documents of the Company and a full opportunity to make such investigations as they will desire to make of the Company, and the Company will furnish or cause to be furnished to Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Company as Buyer may reasonably request, except to the extent that such access and opportunity cannot be provided and such information can be furnished without unreasonably interfering with the business of the Company.

                  10.2. CARRY ON IN REGULAR COURSE. The Company will maintain its owned and leased properties in good operating condition and repair, will make all necessary renewals, additions, and replacements thereto, will carry on its businesses diligently and substantially in the same manner as heretofore, and will not make or institute any material new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in Section 6.8 hereof, except to the extent necessary to comply with outstanding contractual obligations otherwise disclosed in this Agreement or as contemplated by this Agreement. The Company will not incur any material additional Indebtedness (as defined in Section 19.1).

                  10.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. Except pursuant to the exercise of Company Options in accordance with the terms thereof, and as required by the terms of those agreements listed on Schedule
10.3 of the Company Disclosure Schedule, the Company will not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities.

                  10.4. NO COMPENSATION CHANGES OR ADDITIONAL PAYMENTS. (a) The Company will not increase the compensation payable or to become payable to any of its officers or directors or (except for increases made in the usual and ordinary course of business and consistent with past practices) any of its key employees or agents, or pay or commit to pay at any time in the future any bonus, insurance, pension, or other benefit plan payment, or arrangement made to, for, or with any such officers, directors, key employees or agents other than those payments set forth in Section 10.4 of the Company Disclosure Schedule, which Section 10.4 describes in reasonable detail the circumstances under which such payments may be made, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees, including without limitation any increase in the benefits under any bonus or pension plan or other contract or commitment.

                  (b) The Company shall not issue any options, warrants or other securities exercisable for or convertible into shares of Company Common Stock, or any other security of the Company, except that the Company may, (i) immediately prior to the Effective Time, pursuant to the Company Restricted Stock Plan (as defined in Section 10.20), issue up to 2,750,000 shares of Class A Common Stock of the Company to certain Company employees in the respective amounts for such employees listed in Section 10.4(b) of the Company Disclosure Schedule (the "COMPANY RESTRICTED SHARES"), and (ii) from time to time prior to the Effective Time, issue options to purchase a number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock issuable upon the exercise of Company Stock Options issued on or after November 1, 2000, does not exceed 384,500 shares of Company Common Stock (the "NEW OPTION NUMBER"), to new hires of the Company pursuant to the Company Stock Plan, PROVIDED, that, in the event the Termination Date is extended past February 28, 2001, the Company may issue additional Company Options to new hires in excess of the New Option Number upon the consent of the Buyer, such consent not to be unreasonably withheld, and PROVIDED, FURTHER, (i) any grant or grants of options to purchase in excess of 40,000 shares of the Company Common Stock in the aggregate to any single individual may be made only after consultation with, and receipt of approval from, the Chief Executive Officer of Buyer, which approval may be withheld by such Chief Executive Officer for any reason or no reason in his sole discretion; (ii) such option grants are made within the guidelines (including exercise price, number of shares and vesting period) set forth in
Section 10.4(b) of the Buyer Disclosure Schedule, and (iii) such option grants are made with exercise or "strike" prices equal to the fair market value of the underlying shares of Company Common Stock (giving due consideration to the execution and delivery of this Agreement and the transactions contemplated hereby). Any grants of Restricted Shares shall be made pursuant to Restricted Stock Award Agreements in a form mutually acceptable to Buyer and the Company (each, a "RESTRICTED STOCK AWARD AGREEMENT").

                  10.5. CONTRACTS AND COMMITMENTS. Except for those contracts, commitments or transactions for which the Company has received the prior written consent of Buyer, the Company will not enter into any material contract or commitment, or engage in any other transaction, with any of its Affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices.

                  10.6. PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensee, or otherwise dispose of any interest in, any capital asset(s) other than (i) in the ordinary course of business, (ii) with respect to dispositions, having a market value of less than $10,000 in any instance, or less than $50,000 in the aggregate, or (iii) in the case of acquisitions, as set forth in Section 10.6(iii) of the Company Disclosure Schedule, or (iv) to the extent necessary in order to comply with outstanding contractual obligations under agreements specified in Section 6.20 of the Company Disclosure Schedule or as contemplated by this Agreement or the transactions contemplated hereby.

                  10.7. NO INVESTMENTS. The Company will not establish any subsidiary or make or commit to make any investment in any subsidiary or other person.

                  10.8. INSURANCE. The Company will maintain with reputable insurance companies, funds or underwriters adequate insurance (including without limitation the insurance referred to on Section 6.22 of the Company Disclosure Schedule) of the kinds, covering such risks, in such amounts, and with such deductibles and exclusions, as are consistent, in the reasonable judgment of the Company, with prudent business practice.

                  10.9. PRESERVATION OF ORGANIZATION. The Company will use its reasonable best efforts to preserve its business organization intact, to keep available for the benefit of the Surviving Corporation its present officers and key employees and consultants, and to preserve for the benefit of the Surviving Corporation its present business relationships with its material suppliers and customers and others having business relationships with it.

                  10.10. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, within the Company's reasonable control, that would cause a material default under or a material breach of any of its contracts, commitments, or obligations.

                  10.11. COMPLIANCE WITH LAWS. The Company will duly comply in all material respects with all applicable laws, regulations, and orders.

                  10.12. ADVICE OF CHANGE. The Company will promptly advise Buyer in writing of any material adverse change in the business, assets, condition (financial or otherwise), or operations of the Company.

                  10.13. NO SOLICITATION OF TRANSACTIONS. (a) The Company shall not, directly or indirectly, through any representative or otherwise, initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its representatives to take any such action.

                  (b) For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Merger and the other transactions contemplated in this Agreement): (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction , (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clause (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) or affiliates acquiring, individually or in the aggregate, more than 15% of the voting securities of the Company then outstanding or more than 15% of the assets of the Company and its subsidiaries, taken as a whole; (iv) any solicitation in opposition to adoption by the Company's stockholders of this Agreement; or (v) any announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

                  10.14. CONSENT OF THIRD PARTIES. The Company shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to Buyer and Buyer's counsel, to the consummations of the transactions contemplated by the Agreement by each party to the contracts, commitments or obligations of the Company listed in Section 10.14 of the Company Disclosure Schedule.

                  10.15. SATISFACTION OF CONDITIONS PRECEDENT. The Company shall use its reasonable best efforts to cause the satisfaction of the conditions precedent contained in Sections 12 and 14 hereof.

                  10.16. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, the Company will promptly advise Buyer in writing of any matter hereafter arising or becoming known to it that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule, or that is necessary to correct any information in the Company Disclosure Schedule that is or has become inaccurate (collectively, the "COMPANY SUPPLEMENTAL DISCLOSURES"), and such Company Supplemental Disclosures shall be deemed to update the information set forth in the Company's and Principal Company Stockholders' representations and warranties and Company Disclosure Schedule only for purposes of determining the accuracy of such representations and warranties as of the Closing Date.

                  10.17. TAX ELECTIONS. The Company will not make any election with respect to Taxes or adopt any change in any method of accounting for federal income tax purposes without the written consent of Buyer.

                  10.18. 401(k) PLAN. If requested by the Buyer prior to the Effective Time, the Company shall take all actions reasonably necessary or appropriate, including any actions required to be taken by the Board of Directors of the Company, to cause the termination, or other modification as contemplated by Section 11.8 hereof, of the Company's 401(k) plan, effective as of the Effective Time.

                  10.19. AUDIT ROLL-FORWARD. The Company shall use its reasonable best efforts to cause KPMG, LLP to conduct such procedures as KPMG, LLP deems reasonably necessary and appropriate as of a preliminary date to allow the Company and Buyer to prepare, as soon as reasonably practicable after the Effective Time, financial statements of the Company for the Company's fiscal year ended December 31, 2000, and an opening balance sheet as of the Effective Time, each to be prepared in accordance with GAAP.

                  10.20. COMPANY RESTRICTED STOCK PLAN. As soon as practicable following the date of this Agreement, the Company shall adopt the Company's 2000 Restricted Stock Plan (the "COMPANY RESTRICTED STOCK PLAN") in the form attached hereto as Exhibit 10.20.

         11. BUYER'S AND MERGER SUB'S COVENANTS. Buyer and Merger Sub covenant and agree that, except as otherwise specifically consented to or approved by the Company in writing:

                  11.1. COMPLIANCE WITH LAWS. Buyer and each of its Subsidiaries will duly comply in all material respects with all applicable laws, regulations, and orders.

                  11.2. ADVICE OF CHANGE. Buyer will promptly advise the Company in writing of any material adverse effect in the business, assets, condition (financial or otherwise) or operations of Buyer.

                  11.3. CONSENT OF THIRD PARTIES. Buyer shall employ its reasonable best efforts to secure, before the Closing, the consent, in form and substance reasonably satisfactory to the Company and the Company's counsel, to the consummation of the transactions contemplated by the Agreement, by each party to any material contract, commitment or obligation of Buyer, in each case under which such consent is required and the failure of which to obtain such consent would be materially adverse to Buyer.

                  11.4. SATISFACTION OF CONDITIONS PRECEDENT. Buyer shall use its reasonable best efforts to cause satisfaction of the conditions precedent contained in Sections 12 and 13 hereof.

                  11.5. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, Buyer will promptly advise the Company in writing of any matter hereinafter arising or becoming known to Buyer that, if occurring, or known to Buyer at or before the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedule, or that is necessary to correct any information in the Buyer Disclosure Schedule that is or has become inaccurate. (collectively, the "BUYER SUPPLEMENTAL DISCLOSURES"), and such Buyer Supplemental Disclosures shall be deemed to update the information set forth in the Buyer's and Principal Buyer Stockholders' representations and warranties and Buyer Disclosure Schedule only for purposes of determining the accuracy of such representations and warranties as of the Closing Date.

                  11.6. STOCKHOLDERS MEETING. Buyer shall call a special meeting of Buyer's stockholders, to be held as soon as reasonably practicable after the date of this Agreement, to consider and vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby, including the election of Daniel J. Price as a Class I Director of the Buyer. Buyer shall recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby and shall use its reasonable best efforts to solicit and obtain the requisite vote of approval. Nothing in this
Section 11.6 shall be deemed to amend or modify the obligations of any of the Principal Buyer Stockholders under any separate agreement between the Company and such Principal Buyer Stockholders, including but not limited to the Buyer Stockholder Voting Agreement, requiring such Principal Buyer Stockholders to approve this Agreement and the Merger.

                  11.7. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.
(a) The By-Laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Sixth of the Company's Amended Certificate of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

                  (b) After the Effective Time, Buyer and the Surviving Corporation shall, to the extent set forth under Article Sixth of the Company's Amended Certificate of Incorporation, indemnify and hold harmless each current and former director or officer of the Company and each Subsidiary of the Company and each such person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, for purposes of this Section 11.7 only, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative, criminal or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Buyer and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of one counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Buyer and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Buyer and the Surviving Corporation shall reasonably cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Buyer nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

                  (c) For a period of six years after the Effective Time, Buyer shall cause to be maintained in effect the current directors and officers liability insurance policies maintained by the Company (provided that coverage limits in the aggregate for the entire six year period are not less than the current annual limits, and provided further that Buyer, with consent of the Indemnified Parties, which consent shall not be unreasonably withheld, may substitute policies of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnified Parties) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Buyer be required to expend, pursuant to this Section 11.7(c), more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance; PROVIDED, FURTHER, however, that if the premiums for such coverage exceed such amount, Buyer or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the current annual premiums spent by the Company for its fiscal year ending December 31, 2000.

                  (d) In the event Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 11.7.

                  (e) Notwithstanding the foregoing, nothing in Section 11.7 shall limit the Buyer's and the Merger Sub's remedies under Section 16.1 and
16.2 of this Agreement or otherwise and arising in connection with this Agreement.

                  11.8.    CERTAIN EMPLOYEE BENEFITS MATTERS.

                  (a) In the event the Merger is consummated, for a period of one year following the Effective Time and effective upon the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, provide medical, 401(k), life and disability benefits, and other employee benefit plans, generally, to employees of the Surviving Corporation and its subsidiaries that, in the aggregate, are substantially comparable to the medical, 401(k), life and disability benefits and other benefits that were provided to such Surviving Corporation employees under the employee benefit plans of the Company as in effect immediately prior to the Effective Time and that have been disclosed in the Company Disclosure Schedule. Without limiting the generality of the foregoing:

         (i) Buyer shall take such action or actions as may be necessary or appropriate so that, under the iBasis, Inc. 401(k) Retirement Plan (the "iBASIS PLAN"):

                  (A) Surviving Corporation employees who were participants in the Company's 401(k) Retirement Plan (the "COMPANY PLAN") on the day before the Effective Time shall become eligible to participate in the iBasis Plan as of the Effective Time; and

                  (B) Surviving Corporation employees who were participants in the PriceInteractive Plan on the day before the Effective Time shall, with respect to their participation thereafter under the iBasis Plan, receive an employer matching contribution approximating 50% of their pre-tax savings contributions, to the extent not in excess of 6% of compensation; and

         (ii) Buyer shall, or shall cause Surviving Corporation to, use its reasonable best efforts to cause its medical insurance coverage to provide that, for the plan year in which the Effective Time occurs, amounts incurred by Surviving Corporation employees who were participants in the Company medical plan as of the Effective Time will be recognized by the Buyer or Surviving Corporation's medical plan for purposes of determining applicable out-of-pocket deductibles, co-pays and maximums.

Nothing herein shall limit Buyer's authority under the iBasis Plan or Buyer's medical insurance coverage to modify, amend or terminate either such program at any time following the Effective Time. Any such modifications, amendments or terminations within the initial year following the Effective Time shall be considered in determining whether Buyer is in compliance with the initial sentence of this Section 11.8(a), however.

                  (b) OPTION GRANTS. Notwithstanding anything to the contrary in this Section 11.8, nothing in this Section 11.8 shall be deemed to require the Buyer to make any option grants under the Buyer's Stock Plan or any other stock-based plan of the Buyer (including the Company Option Plan, to the extent assumed by the Buyer), PROVIDED, that the employees of the Surviving Corporation shall be made eligible for grants of awards under the Buyer's 1999 Employee Stock Purchase Plan in accordance with the terms thereof; and provided further that employees of the Surviving Corporation shall be deemed to be employees of the Buyer for purposes of eligibility to receive stock options pursuant to the Buyer Stock Plan.

         12. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by the Company or Buyer, each in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

                  12.1. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

                  12.2. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and his or its counsel.

                  12.3. ESCROW AGREEMENT. Buyer, the Stockholder
Representatives, the Principal Company Stockholders named therein, the Escrow Agent and the Additional Escrow Parties shall have entered into the Escrow Agreement substantially in the form attached as EXHIBIT 3.3 hereto.

                  12.4. GOVERNMENTAL CONSENTS. All consents, approvals, orders or clearances of any governmental authority (including any approvals or clearances under the HSR Act), the granting of which is required for the consummation of the transactions contemplated by this Agreement, shall have been obtained, and all waiting periods specified under applicable law, the expiration of which is necessary for such consummation, shall have passed.

                  12.5. NASDAQ NATIONAL MARKET LISTING. The shares of Buyer Common Stock into which shares of Company Common Stock will be converted in the Merger will have been authorized for listing, subject to official notice of issuance, on the Nasdaq National Market or such other exchange or automated quotation system on which the Buyer Common Stock is then listed or quoted.

         13. CONDITIONS TO THE COMPANY'S AND THE PRINCIPAL COMPANY STOCKHOLDERS' OBLIGATIONS. The obligations of the Company and each of the Principal Company Stockholders, respectively, to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

                  13.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Buyer and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company or the Principal Company Stockholders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified either by materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing.

                  13.2. COMPLIANCE WITH AGREEMENT. Buyer and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

                  13.3. CLOSING CERTIFICATE. Buyer and Merger Sub will have executed and delivered to the Company, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 13.1 and 13.2 have been satisfied.

                  13.4. OPINION OF COUNSEL. Bingham Dana LLP, counsel to Buyer and Merger Sub, will have delivered to the Company a written legal opinion, dated on and as of the Closing Date, and substantially in the form of the attached EXHIBIT 13.4.

                  13.5. NO MATERIAL CHANGE. There shall not have been any material adverse change in the financial condition, business or assets of Buyer, PROVIDED, HOWEVER, for the purposes of this Section 13.5, a decrease in the trading price of Buyer Common Stock as reported on the Nasdaq National Market or such other exchange or automated quotation system on which the Buyer Common Stock is then listed or quoted, shall not, in and of itself be deemed to constitute, a material adverse change.

                  13.6. REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities law or the Securities Act or Exchange Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Merger shall have been received.

                  13.7. TAX OPINION. The Company shall have received an opinion of Crowell & Moring LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to require and rely upon customary representations contained in certificates of the officers of the Company, Buyer and Merger Sub. The parties agree that it would be reasonable for tax counsel not to give such opinion in the event that the equity component of the consideration in the transaction fell below 45% for purposes of the continuity of business interest test under Section 368 of the Code and the regulations and cases thereunder.

                  13.8. ELECTION OF DANIEL J. PRICE. Daniel J. Price shall have been elected, subject to the consummation of the transactions contemplated hereby, as a Class I Director of Buyer.

                  13.9. MICROSTRATEGY ASSURANCE LETTER. The Buyer shall have entered into a letter agreement with MicroStrategy Incorporated in the form of
EXHIBIT 13.9 hereto (the "MICROSTRATEGY ASSURANCE LETTER"), and the MicroStrategy Assurance Letter shall be in full force and effect.

                  13.10. EMPLOYEE BENEFITS DOCUMENTS.

                  (a) For each Buyer Benefit Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents: (i) plan document, and (ii) the three most recent Form 5500s filed by the Buyer Benefit Plan.

                  (b) For each Buyer Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the Company shall have received true, correct and complete copies of the following documents: (i) summary annual reports for the current or any of the three (3) preceding calendar years, (ii) the latest summary plan description, and (iii) the most recently received IRS determination letter.

                  (c) For each Buyer Benefit Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents or written confirmation that such documents do not exist: (i) summaries of material modifications to the latest summary plan description, (ii) any actuarial report submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years, (iii) any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Buyer Benefit Plan, and (iv) any trust agreement or insurance agreements associated with a Buyer Benefit Plan.

                  (d) For each Buyer Benefit Plan that is an "employee welfare benefit plan" within the meaning of Section 3(3) of ERISA, the Company shall have received true, correct and complete copies of the following documents or written confirmation that such documents do not exist: (i) the latest summary plan description, and (ii) the most recently received IRS determination letter.

                  13.11. TERMINATION OF 401(k) PLAN. Provided satisfactory arrangements have been made to avoid the acceleration of outstanding plan loans (including through acceptance of such loans as part of a rollover to Buyer's 401(k) Plan), on request of Buyer, the Company shall have terminated its 401(k) Plan immediately prior to the Effective Time.

                  13.12. MODIFICATIONS OF CERTAIN EMPLOYMENT AGREEMENTS. At the Effective Time, the Buyer and each of the employees referred to on Section 14.13 of the Buyer Disclosure

Schedule shall have entered into employment agreements as contemplated by
Section 14.13 of the Buyer Disclosure Schedule and such employment agreements shall be in full force and effect.

         14. CONDITIONS TO BUYER'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of Buyer and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by Buyer, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

                  14.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and/or any of the Principal Company Stockholders in or pursuant to this Agreement or in any statement, certificate, or other document delivered to Buyer in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects (or in the case of matters qualified either by materiality or Material Adverse Effect, in all respects) when made and (after taking into account any supplement to or amendment of this Agreement or any such statement, certificate or other document required to correct any information therein that is or has become inaccurate) will be true and correct in all material respects at and as of the Closing.

                  14.2. COMPLIANCE WITH AGREEMENT. The Company and each of the Principal Company Stockholders will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

                  14.3. CLOSING CERTIFICATE. The Company will have executed and delivered to Buyer, at and as of the Closing, a certificate (without qualification as to knowledge or materiality or otherwise) certifying that the conditions referred to in Sections 14.1 and 14.2 have been satisfied.

                  14.4. NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, business or assets of the Company.

                  14.5. OPINION OF COUNSEL. Squire, Sanders & Dempsey L.L.P, counsel to the Company, will have delivered to Buyer a written legal opinion addressed to Buyer, dated on and as of the Closing Date, and substantially in the form of the attached EXHIBIT 14.5.

                  14.6. NON-COMPETITION AGREEMENTS. The employees of the Company referred to on Section 14.13 of the Buyer Disclosure Schedule shall have executed and delivered to Buyer a Non-Competition Agreement in the form of the attached EXHIBIT 14.6, with the respective terms referred to on Section 14.13 of the Buyer Disclosure Schedule.

                  14.7. LOCK-UP AGREEMENTS. (i) Each Company Stockholder, and each person owning the right to acquire more than 50,000 shares of Company Common Stock, other than Dana Skaddan, shall have executed and delivered to Buyer a Lock-Up Agreement in the form of the attached EXHIBIT 14.7(a) and (ii) Dana Skaddan shall have executed and delivered to Buyer a Lock-Up Agreement in the form of the attached EXHIBIT 14.7(b).

                  14.8. DISSENTING STOCKHOLDERS. Holders of no more than 5% of the issued and outstanding Company Common Stock as of the Effective Time shall have elected to, or continue to have contingent rights to, exercise dissenters rights under the DGCL as to such shares.

                  14.9. APPROVAL BY BUYER STOCKHOLDERS. The Buyer Stockholders shall have authorized and approved this Agreement, the Merger and the transactions contemplated hereby as required by the DGCL, the Buyer's certificate of incorporation and by-laws, and the Nasdaq National Market.

                  14.10. TAX OPINION. Buyer shall have received an opinion of Bingham Dana LLP, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to require and rely upon customary representations contained in certificates of the officers of the Company, Buyer and Merger Sub. The parties agree that it would be reasonable for tax counsel not to give such opinion in the event that the equity component of the consideration in the transaction fell below 45% for purposes of the continuity of business interest test under Section 368 of the Code and the regulations and cases thereunder.

                  14.11. FIRPTA CERTIFICATE. On the Closing Date, the Company shall deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer conforming to the requirements of Treas.
Reg.section.1.1445-2(c)(3).

                  14.12. MODIFICATION OF CERTAIN OPTIONS. Each holder of Company Options that would not have vested (i.e., become exercisable) on or prior to the Effective Time, but for the Merger, shall agree that that such Company Options shall be modified such that such Company Options shall not accelerate as a result of the Merger or the consummation of the other transactions contemplated hereby.

                  14.13. MODIFICATIONS OF CERTAIN EMPLOYMENT AGREEMENTS. Contemporaneous with and contingent upon the occurrence of the Effective Time, the Company and each of the employees referred to on Section 14.13 of the Buyer Disclosure Schedule shall have terminated their existing employment agreements and entered into new employment agreements as contemplated by Section 14.13 of the Buyer Disclosure Schedule.

         15. OTHER COVENANTS. In order to induce Buyer and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, each of the Principal Company Stockholders hereby severally agrees and covenants (and such covenants will be in addition and without prejudice to any other confidentiality, inventions, noncompetition, nonsolicitation, and/or other agreements and covenants to which any of the Principal Company Stockholders may be subject from time to time) that, unless Buyer otherwise agrees in writing prior to such action, such Principal Company Stockholder shall take such actions or refrain from taking such actions as are set forth below.

                  15.1. CONFIDENTIAL INFORMATION. Whether or not the Merger is consummated, such Principal Company Stockholder will maintain the confidentiality of all confidential, sensitive, or proprietary information of the Buyer or the Surviving Corporation, including without limitation with respect to its businesses, finances, affairs, and technology, which will be and remain the exclusive property of the Buyer or the Surviving Corporation, as the case may be; and unless previously authorized in writing by Buyer, and except with respect to information that (a) has otherwise become public through no action or omission on the part of such Principal Company Stockholder, (b) was known by such Principal Company Stockholder prior to disclosure, (c) is independently developed by such Principal Company Stockholder without reference to any Buyer information, or (d) required to be disclosed by such Principal Company Stockholder by law, will not disclose any such information to any third party, or use it for any purpose other than (if applicable) in the discharge of such Principal Company Stockholder's employment responsibilities in the ordinary course of the Surviving Corporation's business or to consummate the transactions contemplated hereby.

                  15.2. EQUITABLE REMEDIES. Such Principal Company Stockholder hereby acknowledges that any breach by him or her of his or her obligations under this Section 15 could cause substantial and irreparable damage to Buyer and the Surviving Corporation, and that money damages could be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of Buyer and the Surviving Corporation may be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which they may be entitled in respect of any such breach).

         16.      INDEMNIFICATION.

                  16.1. INDEMNIFICATION BY BUYER AND MERGER SUB. Subject to the limitations set forth in Section 16.5 hereof, if the Merger is consummated, Buyer and the Surviving Corporation, jointly and severally, will indemnify, defend, and hold harmless each of the Company Stockholders, and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages (as defined in Section 19.1) related to or arising out of or in connection with any breach by Buyer and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by Buyer and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of Buyer and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

                  16.2. INDEMNIFICATION BY EACH PRINCIPAL COMPANY STOCKHOLDER. Subject to the limitations set forth in Section 16.5 hereof, if the Merger is consummated, the Principal Company Stockholders, severally and not jointly, will indemnify, defend and hold harmless Buyer, the Surviving Corporation, and each of their respective directors, officers, employees, representatives and other Affiliates, from and against, any and all Damages related to or arising out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation or undertaking made by the Company or such Principal Company Stockholder in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate or other document delivered by or on behalf of the Company or such Principal Company Stockholder at or prior to the Closing to effect the transactions contemplated by this Agreement. The costs set forth on SCHEDULE 16.2 hereto (the "SCHEDULE 16.2 COSTS") shall be indemnifiable pursuant to this Section 16.2.

                  16.3. CLAIMS.

                  (a) In the event that any party hereto (the "INDEMNIFIED PARTY") desires to make a claim against another party hereto (the "INDEMNIFYING PARTY", which term includes all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD-PARTY CLAIM"), the Indemnified Party will promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto; PROVIDED, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby.

         In the event that any Indemnified Party desires to make an indemnity claim (other than a Third-Party Claim) against an Indemnified Party, the Indemnified Party will promptly notify the Indemnifying Party of its claims of indemnification with respect thereto; PROVIDED, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby.

                  (b) The Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within twenty days after the Indemnifying Party has received notice of the Third-Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and, PROVIDED, FURTHER, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

                  (c) The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior consent of the Indemnified Party (which will not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) includes an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim and (ii) involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party. So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 16.3(b) above the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld or delayed).

                  (d) In the event the Indemnifying Party fails to assume the defense of the Third-Party Claim in accordance with Section 16.3(b) above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter in any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (ii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer as a result of such Third-Party Claim to the extent provided in this Article 16.

                  16.4. PAYMENT OF CLAIMS. In the event of any bona fide claim for indemnification hereunder, the Indemnified Party will advise the Indemnifying Party that is required to provide indemnification therefor in writing with reasonable specificity of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty (30) days the Indemnifying Party has not contested such claim in writing, the Indemnifying Party will pay and/or the Escrow Agent shall pay, as applicable, the full amount thereof, subject to the limitations set forth in Section 16.5, within ten (10) days after the expiration of such period. Any indemnification obligations pursuant to this Section 16 of the Buyer or Merger Sub shall be paid, at such party's option (i) in cash, (ii) by issuing Buyer Common Stock (each share of which shall be valued for such purpose at the Closing Price Per Share on the date of issuance), or (iii) through a combination of the methods specified in clauses (i) and (ii).

         Subject to the limitations set forth in Section 16.5, any indemnification obligations pursuant to this Section 16 of any Principal Company Stockholder who is an Indemnifying Party (other than indemnification obligations for Unlimited Claims) shall be satisfied solely (a) through the terms and provisions of the Escrow Agreement and (b) if Buyer elects to reduce the number of shares of Buyer Common Stock included in the Escrowed Merger Consideration pursuant to Section 3.3(b) and the amount of Damages for which such Principal Company Stockholder is liable under Section 16 exceeds the value of the Escrowed Merger Consideration then held by the Escrow Agent on behalf of such Principal Company Stockholder, the amount of such excess shall be settled in cash. Subject to the limitations set forth in Section 16.5, indemnification obligations for Unlimited Claims pursuant to this Section 16 of any Principal Company Stockholder who is an Indemnifying Party shall be satisfied (x) first, through the terms and provisions of the Escrow Agreement and (y) second, to the extent not satisfied through the terms and provisions of the Escrow Agreement, at the option of such Principal Company Stockholder: (i) in cash, or (ii) by delivery of a combination of cash and Buyer Common Stock (each share of which shall be valued for such purpose at the Closing Price Per Share on the date of delivery), PROVIDED, that in the event that any Principal Stockholder elects to deliver a combination of cash and shares of Buyer Common Stock, the portion of such delivery made up of Buyer Common Stock shall not be more than, on a percentage basis, the portion of the merger consideration received by such Principal Company Stockholder that was not subject to the escrow in the form of Buyer Common Stock with any Buyer Common Stock delivered in the Merger or pursuant to this Section 16.4 being valued solely for purposes of this proviso at the Closing Date Price Per Share (but not for any other purpose). Notwithstanding clause (y) of the previous sentence, a Principal Company Stockholder may not use Buyer Common Stock to satisfy an indemnification obligation for an Unlimited Claim if it could reasonably be expected that satisfaction of such indemnification obligation with Buyer Common Stock could disqualify the transactions contemplated hereby as a reorganization within the meaning of Section 368(a) of the Code. The parties agree that to the greatest extent possible the payment of any indemnity hereunder shall be treated as an adjustment to the merger consideration paid by Buyer hereunder for tax purposes.

                  16.5. LIMITATIONS OF LIABILITY.

                  (a) BASKET. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Damages for which (i) Buyer, the Surviving Corporation, and their respective directors, officers, employees, representatives, and other Affiliates, on the one hand, or (ii) the Principal Company Stockholders and their respective directors, officers, employees, representatives, and other Affiliates, as the case may be, on the other, are otherwise entitled to indemnification pursuant to this Agreement exceeds $1,000,000, but only to the extent of such excess, PROVIDED, that in the event that a single claim is made for Damages in excess of $200,000 by an Indemnified Party pursuant to this Section 16, such claim may be pursued to the extent of the excess of such claim over $200,000, regardless of this Section 16.5. Notwithstanding anything to the contrary in this Section 16.5, the limits imposed by Section 16.5(a) shall not apply to the Schedule 16.2 Costs or any Damages arising out of or in connection with any breach of Buyer, Merger Sub, the Company or the Principal Company Stockholders of any of their respective warranties, representations, covenants, agreement or obligations under Sections 6.4, 6.13, 6.27, 7, 8.6, or 8.11 of this Agreement (collectively, the "UNLIMITED CLAIMS").

                  (b) MAXIMUM LIABILITY. If the Merger is consummated, the maximum aggregate liability of each Principal Company Stockholder (other than with respect to Unlimited Claims) will not exceed such Principal Company Stockholder's portion of (i) the Escrowed Merger Consideration (which escrow shall be reduced on the first anniversary of the Closing, as further provided in the Escrow Agreement) plus (ii) if Buyer releases shares of Buyer Common Stock from the Escrowed Merger Consideration pursuant to Section 3.3(b) (the "RELEASED SHARES"), as of any date that Escrowed Merger Consideration is delivered (or would be required to be delivered) to Buyer in accordance with the terms of the Escrow Agreement, the amount of cash equal to such Principal Company Stockholder's portion of the Released Shares then held by such Principal Company Stockholder multiplied by the Closing Price Per Share on such date; PROVIDED, that in the event that such Principal Company Stockholder elects to sell such Principal Company Stockholder's portion of the Released Shares as of such date, the Principal Company Stockholder shall not be required to pay cash in respect of such indemnity claim in excess of the amount of cash proceeds actually received by the Principal Company Stockholder, net of reasonable and customary brokerage commissions actually incurred, as a result of such sale or sales of the Released Shares. In addition to the limitations set forth in the previous sentence, no Principal Company Stockholder will be liable in the aggregate for any indemnity claim or claims (other than claims in respect of Unlimited Claims and Section 16.2 Costs) in excess of such Principal Company Stockholder's portion of the Other Escrowed Merger Consideration. Notwithstanding anything to the contrary contained herein, as of a given date that an indemnity claim is paid to Buyer, no Principal Company Stockholder will be liable in the aggregate for any indemnity claim or claims made under this Merger Agreement (including without limitation any indemnity claims made in respect of the Unlimited Claims and the Schedule 16.2 Costs) in excess of (x) the aggregate cash proceeds received by such Principal Company Stockholder pursuant to the Merger plus
(y) the aggregate cash proceeds received from the sale of any shares of Buyer Common Stock received by such Principal Company Stockholder as a result of the Merger, net of reasonable and customary brokerage commissions actually incurred by such Principal Company Stockholder in connection with such sale or sales, and (z) the amount of shares of Buyer Common Stock, if any, held by such Principal Company as of such date, multiplied by the Closing Price Per Share.

         If the Merger is consummated, the maximum aggregate liability of the Surviving Corporation, Merger Sub and the Buyer for indemnification hereunder (other than with respect to any Unlimited Claims) will not exceed the Maximum Indemnification Value (as defined in Section 19.1).

                  (c) TIME LIMIT. All representations and warranties in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and shall expire on the first anniversary of the Effective Time, and no Indemnifying Party will be liable for any Damages hereunder after the first anniversary of the Effective Time unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party with respect thereto prior to the first anniversary of the Effective Time (the "CUT-OFF DATE"). Notwithstanding the foregoing, liability for (i) Damages resulting from a breach of the representations and warranties contained in
Section 6.13 shall continue until the expiration of all applicable statute of limitations relating to any Taxes owed as a result of such breach, and (ii) Damages resulting from a breach of the representations and warranties contained in Sections 6.4, 6.27, 8.6 and 8.11 shall not expire. In addition, a written claim by an Indemnified Party with respect to Schedule 16.2 Costs may be delivered at any time prior to the 18 month anniversary of the Closing Date).

                  (d) EFFECT OF KNOWLEDGE. Notwithstanding any other provisions contained in this Agreement, in the event that the Merger is consummated, no party shall be entitled to any indemnification under this Agreement with respect to any fact or circumstances which was disclosed after the signing of this Agreement pursuant to Section 10.16 to the extent that such disclosure would have resulted in either of the conditions set forth in Sections 13.1 or 14.1 not being satisfied, the satisfaction of which condition is waived by such party prior to the Effective Time, and any claims for indemnification any party may have hereunder with respect to any breach of any representation, warranty, agreement or covenant arising from such facts or circumstances shall be deemed to be waived.

                  (e) INITIAL RECOURSE OF BUYER AND SURVIVING CORPORATION. Without adversely affecting the limits on indemnification set forth in the other paragraphs of this Section 16.5, any claims for indemnification by the Buyer or the Surviving Corporation must first be pursued in accordance with the terms of the Escrow Agreement against the Escrowed Merger Consideration, before being pursued against the Principal Stockholders directly. Notwithstanding anything to the contrary in this Agreement, including but not limited to the several and not joint nature of the obligations of the Principal Company Stockholders under
Section 6 and Section 16.2, the Buyer shall be entitled to make a claim for the full amount of any Damages for which the Buyer is entitled to be indemnified pursuant to Section 16.1 in accordance with the terms of the Escrow Agreement, without having to join any or all of the Principal Company Stockholders to such action to seek such Damages from the Escrowed Merger Consideration.

                  16.6. EXCLUSIVITY; NO WAIVER.

                  (a) Other than in the case of fraud, in the event that the Merger is consummated, the rights and remedies provided in this Section 16 and the Escrow Agreement shall be the exclusive rights and remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, and each of the parties hereto agrees to indemnify and hold harmless each of the other parties hereto against any claims made by or on behalf of such party other than pursuant to this Section 16 in connection with or related to such transactions, regardless of the source of such claim or cause of action.

                  (b) No party under this contract shall have any claims under this Agreement in the event that this Agreement is terminated prior to the Effective Time, except for claims arising out of fraud or an intentional breach by the Company, on the one hand, or the Buyer, on the other hand, of this Agreement, and except for any claim to enforce against the Company, and not the Principal Company Stockholders, the provisions of the Bridge Note and Section 5 hereof.

         17. RELEASES. If the Merger is consummated, then effective as of the Effective Time, each of the Principal Company Stockholders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages arising expressly under this Agreement; provided, however, that notwithstanding any statement to the contrary in this Section 17, each Principal Company Stockholder who, as of the date of this Agreement, is entitled to indemnification from the Company for any actions taken by such Principal Company Stockholder in his capacity as an officer and/or director of the Company shall continue from and after the Effective Time to be entitled to indemnification by the Surviving Corporation to the same extent to which such Principal Company Stockholder would be entitled to indemnification therefor as of the date of this Agreement. Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released; except with respect to such person's rights under this Agreement or any other transaction document contemplated hereby.

         18.      TERMINATION.

         (a) This Agreement may be terminated at any time before the Effective Time:

                  (i) by agreement of Buyer and the Company;

                  (ii) by Buyer, in the event of a willful breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party; or

                  (iii) by the Company, in the event of a material breach by Buyer of any representation, warranty or agreement contained herein which has not been cured or is not curable within fifteen (15) days after notice thereof to the breaching party.

         (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before January 31, 2001 (the "TERMINATION DATE") then either Buyer or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on the date such termination right arises hereunder, PROVIDED that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by Buyer, any breach by Merger Sub, or in the case of any such termination by the Company, any breach by any of the Principal Company Stockholders) and, PROVIDED, FURTHER, that the Buyer may extend the Termination Date beyond January 31, 2001 upon notice to the Company, in the event that the Merger has not been consummated because (i) all necessary regulatory approvals, including but not limited to those required under the HSR Act, have not been obtained; (ii) the Registration Statement has not been declared effective by the SEC; or (iii) the Buyer has not received approval of this Agreement and the Merger from its stockholders, PROVIDED, in any such case that the Buyer is continuing to use diligent efforts to obtain such approvals during any such extension of the Termination Date. In addition, the Termination Date may not be extended past February 28, 2001 unless the Buyer has complied with its obligations to make the Second Bridge Loan under Section 5.2 in accordance with the terms thereof. Notwithstanding anything else to the contrary contained herein, this Agreement shall terminate on March 31, 2001, unless otherwise extended by mutual agreement of the Buyer and the Company.

         19.      DEFINITIONS.

                  19.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

         "AFFILIATE" means, with respect to any person or entity, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

         "AGGREGATE CASH CONSIDERATION means the sum of (i) Fifty Million Dollars PLUS (ii) the product of (A) the quotient of (X) Fifty Million Dollars DIVIDED by (Y) the Company Fully

Diluted Shares Number MINUS the number of Company Restricted Shares issued and outstanding at the Effective Time and (B) 100,000.

         "AGGREGATE COMPANY COMMON STOCK CONSIDERATION NUMBER" means the product of (i) the Company Fully Diluted Shares Number and (ii) the Calculation Ratio.

         "AGGREGATE REDEMPTION VALUE" means the amount of cash payable to Company Stockholders with respect to the Company Redeemable Preferred Stock pursuant to Section 2.5.

         "BRIDGE LOANS" means the Initial Bridge Loan and, in the event made by Buyer, each of the Second Bridge Loan.

         "BRIDGE NOTE CONVERSION SHARES" means the shares of Company Common Stock issuable upon the conversion of the Bridge Note.

         "BUYER FULLY DILUTED SHARE NUMBER" means, as of a particular time, the fully-diluted number of shares of Buyer Common Stock outstanding, calculated as the sum of (i) the number of shares of Buyer Common Stock issued and outstanding at such time, PLUS (ii) the number of shares of Buyer Common Stock issuable upon the exercise of all outstanding options, warrants and other rights to purchase, subscribe for or otherwise acquire shares of Buyer Common Stock, whether or not such options, warrants or other rights are exercisable for shares of Buyer Common Stock at such time or become exercisable for Buyer Common Stock immediately after such time or the Effective Time by virtue of the Merger, and the conversion into Buyer Common Stock of any securities outstanding at the Effective Time and convertible into Buyer Common Stock, whether or not such securities are then convertible into shares of Buyer Common Stock. The foregoing method of calculation shall be made on an actual basis without reference to any other method, including but not limited the treasury stock method, for calculating the fully diluted and outstanding shares of Buyer Common Stock.

         "CALCULATION RATIO" means the fraction derived by dividing (i) the Closing Buyer Common Stock Consideration Number, by (ii) the Closing Company Common Stock Consideration Number.

         "CASH CONSIDERATION" means the Aggregate Cash Consideration MINUS the Aggregate Redemption Value.

         "CASH PAYMENT PER SHARE" means the Cash Consideration, DIVIDED by the amount equal to (i) the Company Fully Diluted Shares Number MINUS (ii) the number of Company Restricted Shares issued and outstanding at the Effective Time.

         "CLOSING BUYER COMMON STOCK CONSIDERATION NUMBER" means the number of shares of Buyer Common Stock equal to (x) 10,125,642 MULTIPLIED by (y) a fraction, the numerator of which is the Buyer Fully Diluted Share Number as of the Effective Time over the Buyer Fully Diluted Share Number as of the date hereof, PROVIDED that such number shall not be less than 10,125,642.

         "CLOSING COMPANY COMMON STOCK CONSIDERATION NUMBER" means the amount equal to (i) the Company Fully Diluted Shares Number MINUS (ii) up to 2,433,250 shares of Company Common Stock issuable upon the exercise of any Company Options outstanding as of October 31, 2000 that will be converted into Unvested Replacement Options in accordance with Section 4, including any such options that, but for the modifications to such options contemplated by Section 14.12 would, by their terms, vest on or before the Effective Time, and MINUS (iii) up to 384,500 shares of Company Common Stock issuable upon the exercise of any Company Options granted after October 31, 2000 but before the Effective Time that will be converted into Unvested Replacement Options in accordance with
Section 4, PROVIDED, that the Closing Company Common Stock Consideration Number shall not include any Bridge Note Conversion Shares.

         "CLOSING DATE PRICE PER SHARE" means the Closing Price Per Share on the Closing Date.

         "CLOSING PRICE PER SHARE" means the weighted average closing sale price (in thousandths) of Buyer Common Stock on the Nasdaq National Market for the 20 trading days up to and including the day that is two trading days prior to the date for which such Closing Price Per Share is determined.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK EXCHANGE RATIO" means (x) the Aggregate Company Common Stock Consideration Number MINUS (i) the aggregate number of shares of Buyer Common Stock issuable in respect of shares of Company Redeemable Preferred Stock and (ii) the CPS Dividend Equivalent Share Number, DIVIDED by (y) the Company Fully Diluted Shares Number.

         "COMPANY COMMON STOCK" means, the Company's Common Shares, $0.01 par value per share.

         "COMPANY FULLY DILUTED SHARES NUMBER" means the sum of (i) the number of shares of Company Common Stock issued and outstanding at the Effective Time, PLUS (ii) the number of shares of Company Common Stock issuable upon the exercise of all Company Options, Company Warrants and other rights to purchase, subscribe for or otherwise acquire shares of Company Common Stock, whether or not such Company Options, Company Warrants or other rights are exercisable for shares of Company Common Stock at the Effective Time or become exercisable for Company Common Stock or Buyer Common Stock immediately after the Effective Time by virtue of the Merger, and the conversion into Company Common Stock of any securities outstanding at the Effective Time and convertible into Company Common Stock (including but not limited to the Company Convertible Preferred Stock, but NOT including the Bridge Note Conversion Shares), whether or not such securities are then convertible into shares of Company Common Stock. The foregoing method of calculation shall be made on an actual basis without reference to any other method, including but not limited the treasury stock method, for calculating the fully diluted and outstanding shares of Company Common Stock.

         "COMPANY STOCKHOLDER" means any stockholder of the Company other than the Principal Company Stockholders.

         "COMPANY STOCK PLAN" means the PriceInteractive, Inc. Stock Incentive Plan as established effective January 1, 1997, as amended as of the date hereof.

         "DAMAGES" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

         "ESCROW AGENT" means the escrow agent named in the Escrow Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "INDEBTEDNESS," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

         "INDEMNIFICATION STOCK NUMBER" shall mean that number of shares of Buyer Common Stock equal to the 12.5% of (x) the sum of (A) the Cash Payment Per Share multiplied by the difference of the Closing Company Common Stock Consideration Number minus the number of Company Restricted Shares, PLUS (B) the Aggregate Redemption Value, PLUS (C) the CPS Dividend Equivalent Share Number multiplied by the Closing Date Price Per Share, and PLUS (D) the Closing Company Common Stock Consideration Number multiplied by the Common Stock Exchange Ratio and the Closing Date Price Per Share, PLUS (E) the Redeemable Preferred Exchange Ratio multiplied by the number of shares of Company Redeemable Preferred Stock issued and outstanding as of the Effective Time and further multiplied by the Closing Date Price Per Share, DIVIDED by (y) the Closing Date Price Per Share.

         "KNOWLEDGE," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the Company's knowledge, or with a similar qualification, the Company will be deemed to have knowledge of any matter with respect to which any executive officer or director of the Company has actual knowledge or would have knowledge after conducting a reasonable investigation. Where a representation is made to Buyer's or Merger Sub's knowledge or with a similar qualification, Buyer and the Merger Sub will be deemed to have knowledge of any matter with respect to which any director or executive officer of Buyer or Merger Sub has actual knowledge or would have knowledge after conducting a reasonable investigation.

         "LIENS" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

         "MATERIAL ADVERSE EFFECT" with respect to a person means any change or effect that is or is reasonable likely to be materially adverse to (i) the business, results of operations, assets, prospects, or financial condition of the person and any Subsidiaries, taken as a whole, or (ii) the ability of the person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

         "MAXIMUM INDEMNIFICATION VALUE" shall mean with respect to the Buyer and the Merger Sub as of any day the amount equal to (x) the Closing Price Per Share as of such date multiplied by the Indemnification Stock Number, MINUS (y) the aggregate value previously paid by such Indemnifying Party, or group of Indemnifying Parties, in satisfaction of claims against such Indemnifying Party or group of Indemnifying Parties under Section 16 (with any shares of Buyer Common Stock delivered in satisfaction of indemnification obligations hereunder being valued at the Closing Price Per Share on the date of delivery, regardless of whether those shares are Escrowed Merger Consideration).

         "MERGER CONSIDERATION PER SHARE" means that number of shares of Buyer Common Stock equal to one (1) MULTIPLIED by the Common Stock Exchange Ratio PLUS an amount in cash equal to the Cash Payment Per Share.

         "PERMITTED LIENS" means (a) such imperfections of title, easements, encumbrances or restrictions which do not materially impair the current use by the Company of the assets subject thereto or the Company's ability to sell or transfer such assets without discharging any obligation, (b) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, landlord's and other like liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (c) the Liens listed on Section 6.11 of the Company Disclosure Schedule, (d) Liens under Company's Senior Credit Agreement,
(e) Liens related to leased furniture and equipment, and (f) purchase money security interests incurred in the ordinary course of business.

         "PERSON" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         "RPS CASH AMOUNT PER SHARE" means (i) $4,094,245.80 (or such amount as the Chief Executive Officer of the Company may determine in writing delivered to Buyer and the Summit Parties on or before the business day prior to Closing, but in no event more than the aggregate Redeemable Liquidation Value (as defined in the Company's Certificate of Incorporation as amended from time to time) of all shares of the Company Redeemable Preferred Stock issued and outstanding at the Effective Time and subject to conversion pursuant to Section 2.5(a) hereof (the "CONVERTED RPS SHARES")) DIVIDED BY (ii) the number of Converted RPS Shares.

         "REDEEMABLE PREFERRED EXCHANGE RATIO" means the fraction derived by dividing (i) the amount equal to the Redeemable Liquidation Value (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended to date) of one share of Company Redeemable Preferred Stock MINUS the RPS Cash Amount Per Share, by (ii) the Closing Date Price Per Share.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any regulatory authority promulgated thereunder.

         "SEVERALLY BUT NOT JOINTLY" or "SEVERALLY AND NOT JOINTLY" shall, as among the Principal Company Stockholders, be deemed to be made for purposes of the representations, warranties, agreements, covenants and indemnification obligations made or assumed hereunder by the Principal Company Stockholders in proportion to the number of shares of Company Common Stock held by each Principal Company Stockholder (treating the holders of Company Convertible Preferred Stock and Company Options as holding the aggregate number of shares of Company Common Stock for which such shares of Company Convertible Preferred Stock are convertible into or such Company Options are exercisable for).

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "TAX" or "TAXES" (and with correlative meaning, "TAXABLE") means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         "THE SUMMIT PARTIES" means Summit Ventures V, L.P., Summit Ventures IV, L.P., Summit V Advisors Fund, L.P, Summit V Advisors Funds (QP), L.P., Summit V Companion Fund, L.P. and Summit Investors III, L.P., collectively.

         "TREASURY REGULATION" means the Treasury Regulations promulgated under the Code, including temporary and proposed Treasury Regulations, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UNVESTED REPLACEMENT OPTIONS" shall mean those options to purchase Buyer Common Stock issuable upon the conversion into options to purchase Buyer Common Stock of all Company Options that are not exercisable as of the Effective Time or immediately after the Effective Time, including any Company Options, the exercisability of which would have been accelerated at or around the Effective Time had the holder of such Company Option not waived the acceleration of such Company Option in connection with the Merger.

                  19.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:


TERM                                SECTION                 TERM                                SECTION
----                                -------                 ----                                -------

Additional Escrow Parties           3.3                     Former Shares                       4(a)
Agreement                           Preamble                Hazardous Substances                6.15(c)
Bridge Note                         5.1                     iBasis Plan                         11.8(a)(i)
Buyer                               Preamble                Indemnified Parties                 11.7(b)
Buyer Common Stock                  Preamble                Indemnified Party                   16.3(a)
Buyer Disclosure Schedule           8                       Indemnifying Party                  16.3(a)
Buyer's SEC Reports                 8.5                     Initial Bridge Loan                 5.1
Buyer Stock Plan                    8.6                     Major Intellectual Properties       6.10(b)
Buyer Stockholder                                           Merger                              1
  Voting Agreement                  Preamble                Merger Certificate                  1
Buyer Supplemental Disclosures      11.5                    Merger Sub                          Preamble
CERCLA                              6.15(b)                 MicroStrategy Assurance Letter      13.9
Certificate                         3.1                     Most Recent Audited
Closing                             1                         Balance Sheet                     6.7
Closing Date                        1                       Most Recent Unaudited
Company                             Preamble                  Balance Sheet                     6.7
Company Common                                              New Option Number                   10.4(b)
  Stock                             2.5(b)                  Other Escrowed Merger
Company Convertible Preferred                                 Consideration                     3.3
   Stock                            2.5(d)(i)               PBGC                                6.14(d)(ii)
Company Disclosure                                          Permitted Uses                      5.1
  Schedule                          6                       Pre-Merger Period                   6.13(y)
Company Intellectual Properties     6.10(b)                 Principal Buyer Stockholders        Preamble
Company Option                      4(a)                    Principal Company Stockholders      Preamble
Company Option Plan                 4(a)                    RCRA                                6.15(b)
Company Plan                        11.8(i)(A)              Registration Rights Agreement       Preamble
Company Property                    6.15(d)                 Registration Statement              Preamble
Company Redeemable Preferred                                Released Shares                     16.5(b)
  Stock                             2.5(a)                  Replacement Cash Right              4(a)
Company Restricted Shares           10.4(b)                 Replacement Exercise Price
Company Restricted Stock Plan       10.20                     Per Share                         4(a)
Company Stockholder                                         Replacement Option                  4(a)
  Representative                    20.3(a)                 Restricted Stock Award Agreement    10.4(b)
Company Supplemental                                        SARA                                6.15(b)
  Disclosures                       10.16                   Second Bridge Loan                  5.2(a)
Confidential Information            6.10(k)                 Second Loan Date                    5.2(a)
contract                            6.20                    September 2000 10-Q                 8.5
Cut-off Date                        16.5(c)                 Section 16.2 Costs                  16.2
DGCL                                1                       Stockholder Representatives         20.3
Dissenting Shares                   2.7                     Summit Stockholder
Effective Time                      1                         Representative                    20.3(a)
Employee Benefit Plan               6.14(a)                 Surviving Corporation               2.1
Environmental Laws                  6.15(b)                 Termination Date                    18(b)
EPA                                 6.15(c)                 Third-Party Claim                   16.3(a)
ERISA                               6.14(c)                 Third Party License
Escrow Agreement                    3.3                     Escrowed Shares                     3.3
Escrowed Merger Consideration       3.3                     Unlimited Claims                    16.5(a)


         20. GENERAL.

                  20.1. COOPERATION. Each of the parties will cooperate with the others and use its reasonable best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

                  20.2. SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will, notwithstanding any investigation by or on behalf of any other party, be deemed to have been relied on by each other party, and subject to the provisions of Section 16.5 hereof, will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby.

                  20.3. STOCKHOLDER REPRESENTATIVES.

                  (a) APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. Upon approval of the Merger by the Company Stockholders, each of the Company Stockholders (other than Summit and any holder of Dissenting Shares) shall be deemed to have constituted and appointed, and each of the Principal Company Stockholders (other than Summit and any holder of Dissenting Shares), hereby constitutes and appoints effective from and after the date of such approval of this Agreement, Daniel J. Price, as the agent and attorney-in-fact of each of the Company Stockholders other than the Summit Parties and any holder of Dissenting Shares (the "COMPANY STOCKHOLDER REPRESENTATIVE" and, together with the Summit Stockholder Representative, the "STOCKHOLDER REPRESENTATIVES"), and each of the Summit Parties hereby constitutes and appoints, effective from and after the date of this Agreement hereof, (the "SUMMIT STOCKHOLDER REPRESENTATIVE") as the agent and attorney-in-fact of the Summit Parties, in each case to act as Stockholder Representative under this Agreement and the Escrow Agreement in accordance with the terms of this Section 20.3 and the Escrow Agreement. In the event of the resignation, death or incapacity of the Company Stockholder Representative, a successor Company Stockholder Representative shall thereafter be appointed by an instrument in writing signed by such successor Company Stockholder Representative and by those Principal Company Stockholders who immediately prior to the Effective Time held a majority of the shares of outstanding Company Common Stock on a fully-converted basis (other than Dissenting Shares and the Summit Parties) held by all Company Stockholders other than the Summit Parties and such appointment shall become effective as to any such successor Company Stockholders' Representative when a copy of such instrument shall have been delivered to Buyer. In the event of the resignation, death or incapacity of the Summit Stockholder Representative, a successor Summit Stockholder Representative shall thereafter be appointed by an instrument in writing signed by such successor Summit Stockholder Representative and by the Summit Parties and such appointment shall become effective as to any such successor Summit Stockholders' Representative when a copy of such instrument shall have been delivered to Buyer.

                  (b) AUTHORITY. The Stockholder Representatives are hereby fully authorized by the Company Stockholders and the Summit Parties to, in each case, on behalf of the parties for whom they are representative:

                  (i) execute and deliver the Escrow Agreement;

                  (ii) receive all notices or other documents given or to be given to the Company Stockholders or the Summit Parties, as the case may be, by Buyer under Sections 16 of this Agreement or to the Stockholder Representatives by Buyer pursuant to the Escrow Agreement;

                  (iii) receive and accept service of legal process in connection with any claim or other proceeding against the Company Stockholders arising under Section 16 of this Agreement or the Escrow Agreement in respect of the Escrowed Merger Consideration;

                  (iv) undertake, compromise, defend and settle any such suit or proceeding;

                  (v) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Stockholder Representatives in connection with any of the transactions contemplated by Section 16 of this Agreement or the Escrow Agreement (including, without limitation, one or more blank stock powers relating to the transfer of any Escrowed Shares);

                  (vi) engage special counsel, accountants and other advisors and incur such other expenses on behalf of the Company Stockholders in connection with any matter arising under Section 16 of this Agreement or the Escrow Agreement as the Stockholder Representatives deems appropriate on behalf of such Company Stockholders;

                  (vii) retain and liquidate any Escrowed Shares to which the Company Stockholders are entitled and apply the proceeds thereof to the payment of (or reimbursement of the Stockholder Representatives for) expenses and liabilities for which the Stockholders' Representative may incur pursuant to this Section 20.3; and

                  (viii) take such other action of the Company Stockholders as such Stockholder Representatives may deem appropriate, including, without limitation:

                           (A) agreeing to any modification or amendment of this
Agreement or the Escrow Agreement and executing and delivering an agreement of such modification or amendment;

                           (B) taking any actions required or permitted under
Section 16 of this Agreement or the Escrow Agreement to protect or enforce the rights of the Company Stockholders hereunder and thereunder to the Escrowed Merger Consideration; and

                           (C) all such other matters as the Stockholder
Representatives may deem necessary or appropriate to carry out the intents and purposes of Section 16 of this Agreement and the Escrow Agreement.

                  (c) EXTENT AND SURVIVAL OF AUTHORITY. The appointment of each of the Stockholder Representatives is an agency coupled with an interest and is irrevocable and any action taken by a Stockholder Representative pursuant to the authority granted in this Section

20.3 or under the Escrow Agreement shall be effective and absolutely binding on each Company Stockholder notwithstanding any contrary action of or direction from such Company Stockholder for whom they serve as representative, except for actions or omissions of the Stockholder Representatives constituting willful misconduct or gross negligence. The death or incapacity, or dissolution or other termination of existence, of any Company Stockholder shall not terminate the authority and agency of the Stockholder Representatives.

                  (d) RELEASE FROM LIABILITY; INDEMNIFICATION. Each Company Stockholder hereby releases the Stockholder Representatives from, and each Company Stockholder agrees to indemnify the Stockholder Representatives against, liability for any action taken or not taken by him in his capacity as such Agent (including the expenses referred to in Sections 20.3(b) and (e) hereof), except for the liability of any such Stockholder Representative to a Company Stockholder for loss which such Company Stockholder may suffer from the willful misconduct or gross negligence of such Stockholder Representative in carrying out his duties hereunder under the Escrow Agreement.

                  (e) REIMBURSEMENT OF EXPENSES. The Stockholder Representatives shall receive no compensation for services as such, but shall receive reimbursement from, and be indemnified by, the Company Stockholders for whom they serve as representative, pro rata, for any and all expenses, charges and liabilities, including, but not limited to, reasonable attorneys' fees, incurred by such Stockholder Representative in the performance or discharge of his duties pursuant to this Section 20.3 and the Escrow Agreement. Unless the Company Stockholders pay all such expenses, charges and liabilities upon demand by the Stockholder Representative who represents such Company Stockholders, such Stockholder Representative shall have no obligation to incur such expenses, charges or liabilities, or to continue to perform any duties hereunder.

                  20.4. EXPENSES. Each of the parties will be responsible for and will pay his or its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

                  20.5. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

                  (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

                  (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

                  (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

                  20.6. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery),
(ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

                  (a) If to Buyer, Merger Sub, and/or (after the Effective
Time), the Company to:

                  iBasis, Inc.
                  20 Second Avenue
                  Burlington, Massachusetts 01803
                  Attention:  Ofer Gneezy

                  Telecopier:  (781) 505-7304

                  with a copy sent at the same time and by the same means to:

                  David L. Engel, Esq. and
                  Johan V. Brigham, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110

                  Telecopier No. (617) 951-8736

                  (b) If to any of the Principal Company Stockholders (other than the Summit Parties) and/or (before the Effective Time) the Company, to the Company Stockholder Representative at:

                  Daniel J. Price
                  c/o PriceInteractive, Inc.
                  11800 Sunrise Valley Drive
                  Reston, Virginia 20191

                  Telecopier:  (703) 620-4385
                  with a copy sent at the same time and by the same means to:

                  James J. Maiwurm, Esq.
                  c/o Squire, Sanders & Dempsey L.L.P.
                  1201 Pennsylvania Avenue, N.W.
                  P.O. Box 407
                  Washington, D.C.  20044-0407

                  Telecopier No. (202) 626-6780


          and     Stephen M. L. Cohen, Esq.
                  Choate, Hall & Stewart
                  53 State Street
                  Boston, MA  02109-2891

                  Telecopier No. (617) 248-4000

                  (c) If to any of the Summit Parties, to the Summit Stockholder Representative at:

                  c/o Summit Partners
                  600 Atlantic Avenue
                  Suite 2800
                  Boston, Massachusetts 02210
                  Attn: Scott C. Collins

                  Telecopier No. (617) 824-1151

                  with a copy sent at the same time and by the same means to:

                  Stephen M. L. Cohen, Esq.
                  Choate, Hall & Stewart
                  53 State Street
                  Boston, MA  02109-2891

                  Telecopier No. (617) 248-4000

                  20.7. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

                  20.8. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

                  20.9. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

                  20.10. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                  20.11. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  20.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreements dated as of November 9, 2000, by and between the Company and Buyer, will survive the execution and delivery of this Agreement and the consummation of the Merger.

                  20.13. GOVERNING LAW. Except to the extent that the DGCL shall apply to the Merger, this Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within the Commonwealth of Massachusetts, and without reference to principles of conflicts or choice of laws.

                  20.14. PUBLIC ANNOUNCEMENTS. Buyer, the Principal Company Stockholders and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and related transactions and shall not issue any such press release or make any such public statement prior to such consultation, except that the Buyer may make such public statements or announcements that may be required by applicable law or the rules of the Nasdaq National Market or the National Association of Securities Dealers, Inc. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement. Notwithstanding the foregoing, at any time after issuance of the press release referred to in the preceding sentence the Summit Parties may disclose (using publicly available information) to their respective partners, representatives and other interested parties the transactions contemplated by this Agreement.

                  20.15. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.


             [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         Executed and delivered under seal as of the date first above written.



BUYER:                IBASIS, INC.



                      By:   /s/ Ofer Gneezy
                         -------------------------------------
                         Name:  Ofer Gneezy
                         Title:  President and Chief Executive Officer



MERGER SUB:           PENGUIN ACQUISITION CORP.



                      By:   /s/ Ofer Gneezy
                         -------------------------------------
                         Name:  Ofer Gneezy
                         Title: President



COMPANY:              PRICEINTERACTIVE, INC.



                      By:   /s/ Daniel J. Price
                         -------------------------------------
                         Name:  Daniel J. Price
                         Title:  Chairman, President and Chief Executive
                                  Officer



                      STOCKHOLDER
                      REPRESENTATIVES



                            /s/ Daniel J. Price
                      ----------------------------------------
                      Daniel J. Price,
                      not individually but solely as
                      Company Stockholder Representative



                      ----------------------------------------
                      ----------------------------------------,
                      not individually but solely as
                      Summit Stockholder Representative

         The undersigned Company Stockholder hereby executes and delivers under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp. and PriceInteractive, Inc. and the other parties hereto as of the date first above written.



                                       By:   /s/ Daniel J. Price
                                          -----------------------------------
                                          Name:  Daniel J. Price
                                          Title:  Stockholder

         The undersigned Company Stockholder hereby executes and delivers under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp. and PriceInteractive, Inc. and the other parties hereto as of the date first above written.



                                       By:   /s/ Timothy J. Price
                                          -----------------------------------
                                          Name:  Timothy W. Price
                                          Title:  Stockholder

         The undersigned Company Stockholders hereby execute and deliver under seal this Agreement and Plan of Merger and Reorganization by and among iBasis, Inc., Penguin Acquisition Corp. and PriceInteractive, Inc. and the other parties hereto as of the date first above written.


                              SUMMIT VENTURES V, L.P.

                              By:  Summit Partners V, L.P.
                                   Its General Partner

                                   By:  Summit Partners, LLC
                                        Its General Partner

                                        By:   /s/ Bruce R. Evans
                                           ----------------------------------
                                           Name:  Bruce R. Evans
                                           Title:  Member


                              SUMMIT VENTURES IV, L.P.,

                              By:  Summit Partners IV, L.P.,
                                   Its General Partner

                                   By:  Stamps, Woodsum & Co. IV, L.P.,
                                        Its General Partner, Individually and as
                                   Summit Stockholder Representative

                                        By:  /s/ Bruce R. Evans
                                          -----------------------------------
                                          Name:  Bruce R. Evans
                                          Title:  General Partner


                              SUMMIT INVESTORS III, L.P.

                                   By:   /s/ Bruce R. Evans
                                      ----------------------------------------
                                      Name:  Bruce R. Evans
                                      Title:  General Partner

                              SUMMIT V COMPANION FUND, L.P.

                              By:  Summit Partners V, L.P.
                                   Its General Partner

                                   By:  Summit Partners, LLC
                                        Its General Partner

                                        By:   /s/ Bruce R. Evans
                                           ----------------------------------
                                           Name:  Bruce R. Evans
                                           Title:  Member


                              SUMMIT V ADVISORS FUND, L.P.

                                   By:  Summit Partners, LLC
                                        Its General Partner

                                        By:   /s/ Bruce R. Evans
                                           ----------------------------------
                                           Name:  Bruce R. Evans
                                           Title:  Member


                              SUMMIT V ADVISORS FUND (QP), L.P.

                                   By:  Summit Partners, LLC
                                        Its General Partner

                                        By:   /s/ Bruce R. Evans
                                           ----------------------------------
                                           Name:  Bruce R. Evans
                                           Title:  Member

                                                                     EXHIBIT A-1

Daniel J. Price

Timothy M. Price

Summit Ventures V, L.P.

Summit Ventures IV, L.P.

Summit V Advisors Fund, L.P.

Summit V Advisors Funds (QP), L.P.

Summit V Companion Fund, L.P.

Summit Investors III, L.P.